SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-12
Iridium Communications Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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IRIDIUM COMMUNICATIONS INC.
1750 Tysons Boulevard, Suite 1400
McLean, Virginia 22102
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2023
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Iridium Communications Inc., a Delaware corporation. The meeting will be held virtually on May 4, 2023 at 8:30 a.m. Eastern time. The meeting can be accessed by visiting www.virtualshareholdermeeting.com/IRDM2023, where you will be able to listen to the meeting live, submit questions and vote online. You will not be able to attend the meeting in person. The meeting is being held for the following purposes:
1.To elect the Board of Directors’ twelve nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified;
2.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement accompanying this Notice;
3.To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;
4.To approve the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan;
5.To ratify the selection by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023; and
6.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the annual meeting is March 9, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
To attend and participate, stockholders as of the record date will need a 16-digit control number, which can be found on your proxy card or voting instruction form. The online format of our Annual Meeting will allow stockholders to submit questions during the meeting via www.virtualshareholdermeeting.com/IRDM2023. We encourage you to access the annual meeting before the start time of 8:30 a.m. Eastern time, on May 4, 2023. Please allow ample time for online check-in, which will begin at 8:15 a.m. Eastern time on May 4, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held Virtually on May 4, 2023 at 8:30 a.m. Eastern Time at
www.virtualshareholdermeeting.com/IRDM2023

The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors,

Kathy Morgan
Secretary

McLean, Virginia
March 29, 2023

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT SUMMARY
This summary highlights selected information contained elsewhere in our Proxy Statement. The summary does not contain all of the information that you should consider, and you should read and consider carefully the more detailed information contained in this Proxy Statement before voting.
2023 Annual Meeting of Stockholders

Time and Date:	8:30 a.m. Eastern time on May 4, 2023
Virtual Meeting:
The meeting can be accessed by visiting www.virtualshareholdermeeting.com/IRDM2023, where you will be able to listen to the meeting live, submit questions and vote online. The online format of our Annual Meeting is intended to enhance stockholder access and participation. As stated in the Notice of Annual Meeting of Stockholders, our stockholders as of the record date will be allowed to communicate with us and ask questions during the meeting. This will increase our ability to engage and communicate effectively with all stockholders, regardless of size, resources or physical location, and will ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.

Record Date:	March 9, 2023
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.
Meeting Agenda and Voting Matters

Agenda Item		Board Vote Recommendation	Page Reference (for more detail)
1.	To elect the Board of Directors’ twelve nominees for director, each to serve until the next annual meeting and until their successors are duly elected and qualified.	FOR EACH DIRECTOR NOMINEE	11
2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.	FOR	23
3.	To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.	ONE YEAR	24
4.	To approve the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.	FOR	25
5.	To ratify the selection by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.	FOR	40
6.	To conduct any other business properly brought before the meeting.

Board Nominees and Demographics
Our director nominees exhibit a variety of competencies, professional experience and backgrounds, and each nominee brings a unique skill set and contributes diverse viewpoints and perspectives to our Board. While the Board benefits from the experience and institutional knowledge of our longer-serving directors, it also recognizes the value of new perspectives and ideas and has added two new directors in the last two years, and is seeking to add a third in 2023. Of our twelve nominees, four are women, and one is ethnically/racially diverse.

	Age	Director Since	Independent	Committees			Other Current Public Company Boards
Name				AC	CC	NGC
Robert H. Niehaus(1)	67	2008	X	—	M	—	Zeta Global Holdings Corp.
Thomas C. Canfield	67	2008	X	M	—	M	—
Matthew J. Desch	65	2009	—	—	—	—	Unisys Corporation
Thomas J. Fitzpatrick	65	2013	—	—	—	—	—
L. Anthony Frazier	52	2021	X	M	—	—	—
Jane L. Harman	77	2015	X	—	—	M	—
Alvin B. Krongard	86	2009	X	—	M	C	Apollo Asset Management, Inc., Icahn Enterprises L.P.
Suzanne E. McBride	54	2020	—	—	—	—	Skyworks Solutions, Inc.
Admiral Eric T. Olson (Ret.)	71	2011	X	—	C	—	Under Armour, Inc., Sarcos Technology and Robotics Corporation
Parker W. Rush	63	2008	X	C	—	—	—
Kay N. Sears	56	2022	X	—	M	—	—
Jacqueline E. Yeaney(2)	54	—	X	—	—	M	Talkspace, Inc., Avaya Holdings Corp.
____________________________________
(1)Mr. Niehaus is currently serving on the Compensation Committee. If re-elected as a director, he will resign from the Compensation Committee and has been appointed to serve on the Audit Committee.
(2)Ms. Yeaney is a first-time nominee for director. If elected, she will serve on the Nominating and Corporate Governance Committee.
AC = Audit Committee; CC = Compensation Committee; NGC = Nominating and Corporate Governance Committee; C = Chairman; M = Member
Our Environmental, Social and Governance (ESG) Efforts
For the third year in a row, we will publish an ESG report, to be posted on our website, that contains information about our approach to ESG and details of our efforts around environmental impact, human capital, social impact and governance. We have provided selected highlights of our ESG efforts in the section below titled “Information Regarding the Board of Directors and Committees and Corporate Governance – Environmental, Social and Governance (ESG).”
Our Executive Compensation Program
Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives. To do so, we believe that a majority of their target compensation should be based on performance, both of the individual and of the business. We structure our variable compensation programs to recognize both short-term and long-term contributions.

Key Elements of Executive Compensation

Compensation Component	Reason
Base Salary	We provide base salary as a fixed source of compensation for our executives for the services they provide to us during the year and to balance the impact of having a significant portion of their compensation “at risk” in the form of annual incentive bonuses and long-term, equity-based incentive compensation. Our Compensation Committee recognizes the importance of a competitive base salary as an element of compensation that helps to attract and retain our executive officers.
Annual Bonus
Our 2022 bonus plan provided compensation opportunities to our executive officers based on our achievement of pre-established performance goals derived from our Board-approved operating plan for 2022. Under our 2022 bonus plan, 60% of each executive’s target performance bonus for the 2022 calendar year was payable in the form of restricted stock units, or RSUs, that only vested upon the Compensation Committee’s determination of achievement of these pre-established performance goals and the executive’s continued service through the vesting date in March 2023. Our 2022 bonus plan provided that the remaining 40% and any bonus amounts earned in excess of 100% of target would be paid in cash. In February 2022, the Compensation Committee approved a target incentive bonus award for each executive and capped the maximum bonus award at 185% of the target level in the event that stretch performance goals were achieved. These levels were consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based and reflected the Compensation Committee’s review of internal pay equity. Similarly, under our 2023 bonus plan adopted in February 2023, 60% of each executive’s target performance bonus for the 2023 calendar year will be payable in the form of RSUs that will only vest upon achievement of pre-established performance goals and the executive’s continued service through the vesting date in March 2024. Any bonus amounts earned in excess of 60% of target, up to the maximum award of 180% of the target level, will be paid in cash.

Long-Term Equity- Based Incentive Compensation
The Compensation Committee believes that properly-structured equity compensation works to align the long-term interests of stockholders and employees by creating a strong, direct link between employee compensation and stock price appreciation. In 2022, we awarded performance-based RSUs that will provide a return to the executive only if we achieve specific performance targets for 2022 and 2023 and the executive remains employed by us through the applicable vesting date, which could be as late as 2025 in order to achieve full vesting. In 2022, we also awarded RSUs that vest based on continued service over a four-year period, which provide a return only if the executive remains employed with us. In 2023, we made similar awards of performance-based and service-based RSUs. The vesting of these awards granted in both 2022 and 2023 may be accelerated in connection with a qualified retirement under our “sum of 70” program described below.

Important Features of our Executive Compensation Program
The important features of our executive compensation program include:
•Annual Incentive Tied to Performance. Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of financial and operational goals selected annually by our Compensation Committee.
•Long-Term Equity Incentive Compensation. As part of our long-term incentive compensation program, we provide an equity compensation opportunity in the form of performance-based RSUs that provide incentives for our executives to meet certain performance goals, the achievement of which could increase the market value of our common stock, and service-based RSUs, which provide a return only if the executive remains employed with us.
•Significant Percentages of Compensation At-Risk. In 2022, at-risk compensation represented approximately 86% of our chief executive officer’s total direct compensation, and an average of 84% of our other named executive officers’ total direct compensation.
•Performance-Based Equity Awards. Fifty percent of the annual long-term equity-based incentive awards vest only based on the achievement of performance criteria, and if such performance criteria are met, a portion of the vested amount is subject to additional time-based vesting thereafter.

•Reasonable Cash Severance Amounts. The cash severance benefits that we offer to our executives do not exceed two times base salary and annual bonus.
•No Tax Gross-Up Benefits. We do not provide our executive officers with any excise tax or other tax gross-ups.
•No Pension or SERP Benefits. We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.
•Meaningful Executive Stock Ownership Guidelines. As further described in this Proxy Statement, our executives are required to comply with our stock ownership guidelines, which we adopted more than a decade ago. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary, and our executive vice presidents, including our chief financial officer, chief operations officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their annual base salaries.
•Prohibition of Hedging and Pledging Transactions. Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the shares of our company they hold.
•Use of Independent Compensation Consultant. Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.
•Use of Peer Group and Market Data. Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.
•Adoption of Compensation Recovery Policy. Our Board adopted a compensation recovery policy in December 2019 to recover cash and equity compensation from an executive officer in the event we are required to restate our financial results due to material noncompliance with financial reporting requirements and misconduct of the executive officer contributed to such noncompliance.
•Appropriate Compensation Risk. We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.
Advisory Votes on Executive Compensation—“Say-on-Pay” and “Say-on-Frequency” Votes
We conducted an advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2022. Approximately 95.5% of the votes cast on the say-on-pay proposal supported the proposal. Our Compensation Committee’s decisions regarding compensation for 2022 reflected our say-on-pay vote in 2021.

Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on our “say-on-pay” proposal annually, which is consistent with the frequency preferred by our stockholders who voted in 2017. This year, we are submitting to our stockholders the opportunity to vote for the third time on the preferred frequency with which we hold advisory votes on executive compensation, and for this advisory “say-on-frequency” vote, we are again recommending that stockholders select a frequency of every year. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
Our Compensation Committee has considered the results of the say-on-pay vote in the context of our overall compensation philosophy, policies and decisions. After discussing the levels of support in previous years in favor of the proposals, and considering the Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, our Compensation Committee decided to generally maintain a consistent course for 2023 compensation decisions.

IRIDIUM COMMUNICATIONS INC.
1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 4, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
WHY AM I RECEIVING THESE MATERIALS?
We have sent you these proxy materials because the Board of Directors of Iridium Communications Inc. (sometimes referred to as the “Company” or “Iridium”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting, which will be held exclusively online as described below, to vote on the proposals described in this Proxy Statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about March 29, 2023 to all stockholders of record entitled to vote at the annual meeting.
HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?
The meeting will be held exclusively online via a live webcast on May 4, 2023 at 8:30 a.m. Eastern time. Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/IRDM2023. You will not be able to attend the annual meeting in person. To access the annual meeting, you will need the 16-digit control number, which can be found on your proxy card or voting instruction form. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection if they intend to participate in the virtual meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.
Whether or not you participate in the annual meeting, it is important that you vote your shares.
We encourage you to access the meeting before the start time. Please allow ample time for online check-in, which will begin at 8:15 a.m. Eastern time on May 4, 2023.
HOW CAN I SUBMIT A QUESTION?
If you would like to submit a question, you may do so during the meeting by logging in to the virtual meeting website at www.virtualshareholdermeeting.com/IRDM2023 using your 16-digit control number, typing your question into the “Ask a Question” field, and clicking “Submit.”
We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem profane or otherwise inappropriate. During the live Q&A session of the annual meeting, we will answer questions as they come in, as time permits, or on the “Investors” page of our website as soon as is practical after the meeting. Stockholders will be limited to one question each unless time otherwise permits.
WHAT IF I CANNOT FIND MY CONTROL NUMBER?
Please note that if you do not have your control number, you will only be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/IRDM2023 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
WHY IS THE ANNUAL MEETING A VIRTUAL, ONLINE MEETING?
We believe that a virtual meeting provides greater accessibility for stockholders, encourages stockholder participation from around the world, and improves our ability to communicate more effectively with our stockholders during the meeting. In addition, we eliminate many of the costs associated with a physical meeting.

WHAT IF I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page. Technical support will be available starting at 8:15 a.m. on May 4, 2023.
WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on March 9, 2023 will be entitled to vote at the annual meeting. On this record date, there were 126,573,225 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on March 9, 2023 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the annual meeting or vote by proxy. Whether or not you plan to attend the virtual annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If at the close of business on March 9, 2023, your shares were held in an account at a brokerage firm, bank or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.
WILL A LIST OF STOCKHOLDERS OF RECORD AS OF THE RECORD DATE BE AVAILABLE?
A list of our stockholders of record as of the close of business on the record date will be made available to stockholders during the meeting at www.virtualshareholdermeeting.com/IRDM2023. In addition, for the ten days prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours.
WHAT AM I VOTING ON?
There are five matters scheduled for a vote:
•the election of twelve directors (Proposal 1);
•the advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission, or SEC, rules (Proposal 2);
•the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers (Proposal 3);
•the approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (Proposal 4); and
•the ratification of the selection by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 5).
WHAT IF ANOTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

HOW DO I VOTE?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For the vote on the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, you may vote for a frequency of “One Year,” “Two Years,” or “Three Years,” or you may abstain from voting. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the annual meeting or vote by proxy using the enclosed proxy card, calling the telephone number or following the internet voting instructions. If you would like to vote your shares during the meeting, please follow the instructions at www.virtualshareholdermeeting.com/IRDM2023. You will need the 16-digit control number, which can be found on your proxy card or voting instruction form. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote online even if you have already voted by proxy. To vote prior to the meeting, you may vote by:
•Mail: Complete, sign, date and mail the enclosed proxy card in the envelope provided, as soon as possible. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
•Telephone: Call toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 3, 2023 to be counted.
•Internet: Access www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 3, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete, sign, date and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or the internet as instructed by your broker or bank. To vote online at the virtual annual meeting, please follow the instructions at www.virtualshareholdermeeting.com/IRDM2023. You will need the 16-digit control number, which can be found on your proxy card or voting instruction form. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual annual meeting and vote online even if you have already voted by proxy.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on March 9, 2023.
IF I AM A STOCKHOLDER OF RECORD AND I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a stockholder of record and do not vote by completing your proxy card, calling the telephone number, accessing the electronic proxy card on the internet or online at the annual meeting, your shares will not be voted, nor will your shares count toward the establishment of a quorum for the meeting.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all twelve nominees for director, “For” the advisory approval of executive compensation, for “One Year” on the vote for the preferred frequency of advisory votes to approve executive compensation, “For” the approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan, and “For” the ratification of the selection by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending

December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME AND I DO NOT PROVIDE MY BROKER OR BANK WITH VOTING INSTRUCTIONS, WHAT HAPPENS?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares at its discretion. Under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 2, 3 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 5 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 5.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the virtual annual meeting.
WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Georgeson LLC, or Georgeson, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Georgeson will be paid its customary fee of approximately $9,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102.
•You may attend the virtual annual meeting and vote online during the meeting. However, simply attending the virtual meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization for changing your vote or vote online at the virtual annual meeting.
WHEN ARE STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS DUE FOR NEXT YEAR’S ANNUAL MEETING?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 30, 2023 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia 22102. If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in next year’s proxy materials, or if you wish to nominate a director, you must provide written notice as required by our bylaws no earlier than the close of business on January 5, 2024 and no later than the close of business on February 4, 2024 to our Secretary at 1750 Tysons Boulevard, Suite 1400, McLean, Virginia

22102. Your notice to the Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, you are advised to review our amended and restated bylaws, filed with the SEC as an exhibit to a current report on Form 8-K on May 15, 2015 (and also incorporated by reference and available by hyperlink as Exhibit 3.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 16, 2023).
HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; with respect to Proposals 2, 4 and 5, votes “For” and “Against,” abstentions and, if applicable, broker non-votes; and with respect to Proposal 3, votes for “One Year”, “Two Years” or “Three Years,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposals 2, 4 and 5, and will have the same effect as “Against” votes on those proposals. For Proposal 3, abstentions will have no effect and will not be counted towards the vote total. Broker non-votes on Proposals 1, 2, 3 and 4 will have no effect and will not be counted towards the vote total for any of those proposals.
WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under the NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposals 1, 2, 3 and 4 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the virtual annual meeting.
HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
•For Proposal 1, the election of directors, the twelve nominees receiving the most “For” votes (from the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” will affect the outcome.
•To be considered to have been approved, Proposal 2, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•For Proposal 3, the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares represented and entitled to vote thereat either in person or by proxy will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

•To be approved, Proposal 4, approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares represented and entitled to vote thereat either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•To be approved, Proposal 5 the ratification of the selection by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting online or represented by proxy. On the record date, there were 126,573,225 shares outstanding and entitled to vote. Thus, the holders of 63,286,613 shares of common stock must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?
This Proxy Statement and our annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of thirteen directors, and there are twelve nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below, except for Jacqueline Yeaney, is currently a director who was previously elected by our stockholders at our 2022 annual meeting. Ms. Yeaney was recommended for nomination to our Board by a third-party search firm. Two of our current directors, Henrik Schliemann and Barry West, are not nominees, and each of their terms as a director will end at the conclusion of the annual meeting. It is our policy to encourage nominees for director to attend the annual meeting. All of our directors who were then serving attended the 2022 annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present virtually at the meeting or represented by proxy and entitled to vote on the election of directors. Proxies may not be voted for more than twelve nominees. The twelve nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the twelve nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Our Corporate Governance Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. The Board of Directors will then act on the committee’s recommendation.
NOMINEES
The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting a diverse group of members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.
The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Robert H. Niehaus, age 67, has served as a director of our company since 2008 and as Chairman of our Board of Directors since 2009. Mr. Niehaus also served as our Chief Executive Officer for a brief period in 2009. Mr. Niehaus is the founder and Chairman of GCP Capital Partners LLC, an investment firm formed in 2009 as the successor to Greenhill Capital Partners, the merchant banking business of Greenhill & Co., Inc. Mr. Niehaus joined Greenhill & Co. in 2000 to begin the formation of Greenhill Capital Partners and served as its Chairman and Chair of its Investment Committee from 2000 to 2009. Prior to joining Greenhill, Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was Vice Chairman and a director of the private equity investment funds Morgan Stanley Leveraged Equity Fund II, L.P. and Morgan Stanley Capital Partners III, L.P. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998. Mr. Niehaus currently serves as a director of Zeta Global Holdings Corp. and several private portfolio companies of GCP Capital Partners. Mr. Niehaus received a Bachelor of Arts degree in International Affairs from the Woodrow Wilson School at Princeton University and a Master of Business Administration degree from the Harvard Business School, from which he graduated with high distinction as a Baker Scholar. Our Board of Directors believes Mr. Niehaus’s qualifications to serve on our Board include his extensive corporate management experience, his financial and investment banking expertise and his experience serving on the boards of directors of numerous companies, particularly in the telecommunications industry.

Thomas C. Canfield, age 67, has served as a director of our company since 2008. Since 2007, Mr. Canfield has served as Senior Vice President, General Counsel and Secretary of Spirit Airlines, Inc. From 2006 to 2007, Mr. Canfield served as General Counsel and Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as Chief Executive Officer and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in Latin American cities. Mr. Canfield also served as General Counsel and Secretary at AT&T Latin America Corp. from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of the law firm Debevoise & Plimpton LLP. Our Board of Directors believes Mr. Canfield’s qualifications to serve on our Board include his management experience in the telecommunications and aviation industries and his particular familiarity with serving as a director of technology companies.
Matthew J. Desch, age 65, has served as our Chief Executive Officer and a director of our company since 2009 and previously served as Chief Executive Officer of our predecessor, Iridium Holdings LLC, from 2006 to 2009. From 2002 to 2005, Mr. Desch served as Chief Executive Officer of Telcordia Technologies, Inc., a telecommunications software services provider that is now part of Ericsson. Previously, he spent 13 years at Nortel Networks Corporation, including as president of its global wireless networks business, and as President of Global Carriers. Mr. Desch serves on the President’s National Security Telecommunications Advisory Committee. He has served as a director of Unisys Corporation, a publicly traded global information technology company, since 2019 and is a member of its Compensation Committee. Mr. Desch received a Bachelor of Science degree in Computer Science from The Ohio State University and a Master of Business Administration degree from the University of Chicago. Our Board of Directors believes Mr. Desch’s qualifications to serve on our Board include his deep knowledge of Iridium gained from his position as our Chief Executive Officer and previously as the Chief Executive Officer of Iridium Holdings, as well as his extensive experience in the telecommunications industry.
Thomas J. Fitzpatrick, age 65, has served as our Chief Financial Officer since 2010 and as our Chief Administrative Officer and a director of our company since 2013. From 2002 to 2009, Mr. Fitzpatrick was Executive Vice President and Chief Financial Officer of Centennial Communications Corp., a publicly traded telecommunications company that was acquired by AT&T. Previously, Mr. Fitzpatrick served as Chief Financial Officer of a number of privately held and publicly traded companies in the telecommunications and technology industries and was a Vice President with Bell Atlantic Corporation (now Verizon). Mr. Fitzpatrick graduated with a Bachelor of Business Administration degree from Pennsylvania State University and a Master of Business Administration degree from Villanova University. Mr. Fitzpatrick is also a Certified Public Accountant. Our Board of Directors believes Mr. Fitzpatrick’s qualifications to serve on our Board include his deep knowledge of Iridium gained from his position as our Chief Financial Officer and Chief Administrative Officer, as well as his extensive financial experience in the telecommunications industry.
L. Anthony Frazier, age 52, has served as a director of our company since March 2021. Mr. Frazier currently serves as Executive Vice President and General Manager of Public Sector Earth Intelligence for Maxar Technologies Inc. In this role, he leads all sales, business development, services delivery and product innovation activities for that part of Maxar's business. Mr. Frazier joined Maxar in 2017 following that company’s acquisition of DigitalGlobe. Prior to his current role, Mr. Frazier served as Maxar's Executive Vice President of Global Field Operations. Previously, Mr. Frazier served as President of Radiant Solutions, Maxar’s Geospatial Services business, from 2017 until March 2019. Mr. Frazier served as Senior Vice President, General Manager of DigitalGlobe’s Services business from 2013 to 2017 and prior to DigitalGlobe’s acquisition of GeoEye, Inc. in 2013, had served as GeoEye’s Senior Vice President of Marketing since 2010. He previously served as Senior Director of Product Management at Cisco Systems and also held senior marketing roles at Infor, iPhrase Technologies and pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Mr. Frazier received a Bachelor of Science in Engineering degree in Systems Engineering from the University of Pennsylvania and a Master of Business Administration degree, with distinction, from Harvard Business School. Our Board of Directors believes Mr. Frazier’s qualifications to serve on our Board include his extensive satellite industry and operational expertise.
Jane L. Harman, age 77, has served as a director of our company since May 2015. Since October 2022, Ms. Harman has served as chair of Freedom House, and since January 2023, as Chair of the Commission on the National Defense Strategy. From 2011 to February 2021, Ms. Harman served as Director, President and Chief Executive Officer of the Woodrow Wilson International Center for Scholars, a research institute affiliated with the Smithsonian Institution in Washington, D.C., and currently serves as Distinguished Fellow and President Emerita of the Wilson Center. From 1993 to 1999 and 2001 to 2011, Ms. Harman served as a member of the U.S. House of Representatives, representing California’s 36th Congressional District. During her nine Congressional terms, she served on a number of major security committees, including Armed Services, Intelligence and Homeland Security. Prior to serving in Congress, Ms. Harman was Chief Counsel and Staff Director of the Senate Judiciary Subcommittee on Constitutional Rights, Deputy Cabinet Secretary to President Jimmy Carter, Special Counsel to the Department of Defense, and in private law practice. She received a Bachelor’s degree in Government with honors from

Smith College and earned her law degree from Harvard Law School. Ms. Harman serves on the Homeland Security Advisory Committee, NASA Advisory Council, Executive Committee of the Trilateral Commission and the Advisory Board of the Munich Security Conference, is a Trustee of the Aspen Institute and is also a member of the Presidential Debates Commission and the National Commission on Election Integrity and Presidential Scholar in Residence and Honorary Trustee at USC. She previously served on the Defense Policy Board. Our Board of Directors believes Ms. Harman’s qualifications to serve on our Board include her extensive political and leadership experience.
Alvin B. Krongard, age 86, has served as a director of our company since 2009 and previously served as a director of our predecessor, Iridium Holdings, from 2006 until 2009. Since 2004, Mr. Krongard has been pursing personal interests. He served as Executive Director of the Central Intelligence Agency from 2001 to 2004 and as counselor to the Director of the Central Intelligence Agency from 1998 to 2001. Mr. Krongard previously served in various capacities at Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the Board. Upon the merger of Alex.Brown with Bankers Trust Corporation, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in that capacity until joining the Central Intelligence Agency. He currently serves as a director and member of the audit committee of Apollo Global Management, Inc., and as a director and member of the audit committee of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P., Inc. He served as a member of the board of directors of Under Armour, Inc. from 2005 to May 2020, including serving as its lead independent director and as chairman of the audit committee, and also previously served as the Vice Chairman of the Johns Hopkins Health System. Mr. Krongard graduated with honors from Princeton University and received a Juris Doctor degree from the University of Maryland School of Law, where he graduated with honors. Our Board of Directors believes Mr. Krongard’s qualifications to serve on our Board include his past leadership experience with a large publicly traded investment banking firm, Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the board of directors, his past leadership experience with the Central Intelligence Agency, including serving as Executive Director responsible for overall operations of the agency, and his deep knowledge of our company dating to his time as a director of Iridium Holdings.
Suzanne E. McBride, age 54, has served as our Chief Operations Officer since February 2019 and as a director of our company since May 2020. Ms. McBride served as Chief Operating Officer of OneWeb, Ltd., a privately held company building a space-based global communications network, from October 2018 to January 2019 and as its Senior Vice President from 2016 to October 2018. OneWeb filed a voluntary petition for Chapter 11 bankruptcy protection in March 2020. Previously, she was employed by Iridium Satellite LLC, our primary operating subsidiary, in a series of positions with increasing responsibility from 2007 until 2016, most recently serving as Vice President, Program Management Office and Launch Services, a role in which she oversaw the launch program for our second-generation constellation. Ms. McBride has more than 30 years of experience in the satellite industry, including as a senior engineer at Motorola’s Satellite Communications Group during the building and launching of the original Iridium satellite constellation in the 1990s. Since February 2022, she has served as a director of the publicly held company Skyworks Solutions, Inc. Ms. McBride also serves on the board of directors of Descartes Labs. Ms. McBride received her Master of Business Administration from the University of Tennessee in the Executive Aerospace and Defense program, and her dual undergraduate degrees are from Columbia University in Industrial Engineering and Claremont McKenna College in Management Engineering. Our Board of Directors believes Ms. McBride’s qualifications to serve on our Board include her deep knowledge of Iridium gained from her position as our Chief Operations Officer, as well as her extensive experience in the satellite industry.
Admiral Eric T. Olson (Ret.), age 71, has served as a director of our company since 2011. Admiral Olson retired from the United States Navy in 2011 as a full Admiral after 38 years of military service. Admiral Olson’s career culminated as the head of the United States Special Operations Command from 2007 to 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force and Marine Corps special operations forces. In this position, he led more than 65,000 people and managed an annual budget in excess of $10 billion. As President and Managing Member of ETO Group, LLC since September 2011, Admiral Olson also acts as an independent national security consultant supporting a wide range of private and public sector organizations. From June 2019 to May 2020, Admiral Olson served as Chief Executive Officer of Hans Premium Water, a privately held company. He serves on the board of directors of Under Armour, Inc. and is a member of its nominating and corporate governance committee, and he also serves on the board of directors of Sarcos Technology and Robotics Corporation and is a member of its compensation committee and nominating and corporate governance committee. Admiral Olson graduated from the United States Naval Academy in 1973 and earned a Master of Arts degree in National Security Affairs at the Naval Postgraduate School. He is an Adjunct Faculty Member in the School of International and Public Affairs at Columbia University. Our Board of Directors believes Admiral Olson’s qualifications to serve on our Board include his past leadership experience as an Admiral in the United States Navy, including his leadership and management of a large and complex organization as head of the United States Special Operations Command.

Parker W. Rush, age 63, has served as a director of our company since 2008. Since January 2023, he has served as Executive Chairman of Insure Homes Holdings LLC, a specialty insurance holding company that serves the Florida and Texas markets. Also, Mr. Rush has been a Partner at Consult PWR, LLC since 2012. He joined G58 Capital, an advisory and consulting firm, in March 2022 as a practice expert in managing general agents and regional insurance companies. From 2012 to 2022, he served as Chief Executive Officer and Chairman of ClearView Risk Holdings LLC. From 2003 to 2012, he served as the President and Chief Executive Officer and as a member of the board of directors of Republic Companies Group, Inc., a property and casualty insurance company. Previously, he served in various capacities at The Chubb Corporation from 1980 to 2003, including as a Senior Vice President and Managing Director. Mr. Rush received a Bachelor of Business Administration degree from the University of Texas. He served as a member of the board of directors and audit committee of National Teachers Associates Life Insurance Company from 2017 to 2020. He also is a director of Collateral Protection Insurance Agency. Our Board of Directors believes Mr. Rush’s qualifications to serve on our Board include his extensive corporate management experience and his financial expertise.
Kay N. Sears, age 56, has served as a director of our company since May 2022. Since February 2022, she has served as Vice President and General Manager of Space, Intelligence & Weapons Systems for the Boeing Defense, Space & Security (BDS) unit of The Boeing Company. In this role, she oversees development of cutting-edge autonomous technologies, intelligence capabilities and networking solutions for government and commercial customers. Prior to joining Boeing, she was the Vice President and General Manager of the Military Space line of business within Lockheed Martin Space from April 2018 to February 2022, a role in which she was responsible for critical national security space programs and mission areas, including global navigation satellite systems, space-based missile warning, protected communications, space protection and operations, logistics and sustainment. She joined Lockheed Martin Space in 2016, serving as its Vice President of Strategy and Business Development. Prior to joining Lockheed Martin, Ms. Sears served as president of Intelsat General Corporation from 2006 to 2016. Before that, she served as Senior Vice President at PanAmSat Corporation and as Vice President at Verestar. In 2009, she was appointed to the President's National Security Telecommunications Advisory Committee to provide information, technical expertise, advice and guidance regarding issues that may affect national security telecommunications capabilities. Ms. Sears received a bachelor's degree in business and economics from the University of Richmond and a Master of Business Administration degree in information systems from The George Washington University. Our Board of Directors believes Ms. Sears's qualifications to serve on our Board include her extensive expertise in the aerospace and defense industries.
Jacqueline E. Yeaney, age 54, most recently served as Executive Vice President and Chief Marketing Officer of Tableau Software, a company that specializes in data visualization, from August 2019 to September 2022. Since September 2022, Ms. Yeaney has been pursuing personal interests. Previously, she was Senior Vice President and Chief Marketing Officer of Ellucian, a privately held software and services company, from 2017 to April 2019. Prior to joining Ellucian, she was Executive Vice President, Strategy and Marketing at Red Hat, Inc., a publicly traded provider of open-source software solutions, from 2011 to 2016. Ms. Yeaney started her career as an officer in the U.S. Air Force, and then spent several years as a management consultant at the Boston Consulting Group. In 2002, she joined Delta Air Lines Inc. as Managing Director of Consumer Marketing. From 2004 to 2007, she was Executive Vice President and Chief Marketing Officer at HomeBanc Mortgage Corporation (HBMC), a retail residential mortgage lender. In 2007, she joined EarthLink, Inc., a publicly traded internet service provider, as Senior Vice President and Chief Marketing Officer. From 2008 to 2010, she served as Executive Vice President and Chief Marketing Officer at Premiere Global Services, Inc., a publicly traded provider of web conferencing, online meetings, and webcasting. Ms. Yeaney holds a Bachelor of Science degree in electrical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from the Massachusetts Institute of Technology. Ms. Yeaney has been a member of the board of directors of Avaya Holdings Corp., a publicly traded technology and cloud-based communications company, since 2019. She has also served on the board of Talkspace, Inc., a publicly traded mobile therapy company, since 2021. She previously served on the board of directors for Promethean World PLC, a publicly traded global education technology company, from 2014 to 2015 prior to its sale. Our Board of Directors believes that Ms. Yeaney is qualified to serve as a member of our Board due to her extensive experience as an executive of high-growth technology companies, her extensive marketing experience, and her experience as a board member of public companies.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES
AND CORPORATE GOVERNANCE

Board Diversity Matrix (As of the Record Date)
Total Number of Directors	13
	Female	Male
Part I: Gender
Directors	3	10
Part II: Demographic Information
African American or Black	—	1
White	3	8
Declined to Disclose	—	1

Board Diversity Matrix (As of March 15, 2022)
Total Number of Directors	13
	Female	Male
Part I: Gender
Directors	2	11
Part II: Demographic Information
African American or Black	—	1
White	2	9
Declined to Disclose	—	1
DIRECTOR INDEPENDENCE
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following nine director nominees are independent within the meaning of the applicable Nasdaq listing standards: Messrs. Canfield, Frazier, Krongard, Niehaus, Olson, and Rush and Mses. Harman, Sears, and Yeaney. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Messrs. Desch and Fitzpatrick and Ms. McBride are not independent directors by virtue of their positions as our executive officers. We believe that service by these executive officers on our Board allows us to consider a broad range of opinions in the course of our Board deliberations, including from those with knowledge of our day-to-day operations and business strategy. Additionally, our independent directors meet in executive session without management present at the end of all regularly scheduled Board meetings. Each of our Audit, Compensation, and Nominating and Corporate Governance Committees is 100% comprised of independent directors.
BOARD LEADERSHIP STRUCTURE
Our Board of Directors has an independent Chairman, Mr. Niehaus, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and chief executive officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. As part of its independent oversight of the risks facing our company, the Board devotes time and attention annually to cybersecurity and cyber incident preparedness and response. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our standing committees have the following specific roles in risk management.
•Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements.
•Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and oversees material environmental, social and governance risks.
•Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board.
The Chairman of the Board has the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met four times during 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the year for which he or she was a director or committee member. At each meeting, the Board of Directors holds a regularly scheduled executive session at which only independent directors are present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has committees that include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for 2022 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Robert H. Niehaus(1)	—	X	—
Thomas C. Canfield	X	—	X
L. Anthony Frazier	X	—	—
Jane L. Harman	—	—	X
Alvin B. Krongard	—	X	X*
Admiral Eric T. Olson (Ret.)(2)	—	X*	—
Parker W. Rush	X*	—	—
Henrik O. Schliemann	X	—	X
Kay N. Sears(2)	—	X	—
Barry J. West	—	X	—
Total meetings in 2022	4	6	3
_____________________
*     Committee Chairman
(1)     Mr. Niehaus is currently a member of the Compensation Committee but effective as of the conclusion of the annual meeting, will resign and no longer serve on the Compensation Committee. The Board has approved the appointment of Mr. Niehaus to the Audit Committee, effective as of the conclusion of the annual meeting.
(2)     Effective May 17, 2022, Admiral Olson was appointed as chairman of the Compensation Committee, and Ms. Sears was appointed as a member of the Compensation Committee.
Below is a description of these three committees of our Board of Directors. The Board of Directors has determined that each member of each committee is independent within the meaning of the Nasdaq listing standards and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Audit Committee
The Audit Committee of our Board of Directors was established by the Board to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of Messrs. Rush (Chairman), Canfield, Frazier and Schliemann. Mr. Schliemann’s term as a director and member of the Audit Committee will end at the conclusion of the annual meeting. Mr. Niehaus has been appointed to serve on the Audit Committee following the annual meeting. In 2022, the Audit Committee met four times. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/corporate-governance.

At least annually, the Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current and proposed members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board of Directors has also determined that each of Messrs. Rush, Frazier and Niehaus qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each such member's level of knowledge and experience based on a number of factors, including (i) in the case of Mr. Rush, his formal education and experience as the President and Chief Executive Officer of a public reporting company, (ii) in the case of Mr. Frazier, his formal education and experience managing financial oversight of a reporting segment of a public company, and (iii) in the case of Mr. Niehaus, his formal education, his experience as a board member of numerous public companies, including as Chairman of our Board, and his financial and investment banking expertise.
Report of the Audit Committee of the Board of Directors
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of Iridium Communications Inc. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted,

AUDIT COMMITTEE

Parker W. Rush, Chairman
Thomas C. Canfield
L. Anthony Frazier
Henrik O. Schliemann
The material in this Report of the Audit Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our Compensation Committee is currently composed of Messrs. Olson (Chairman), Krongard, Niehaus and West and Ms. Sears. Admiral Olson became chairman of the Compensation Committee effective May 17, 2022. Mr. West's term as director and member of the Compensation Committee will end at the conclusion of the annual meeting. All of the current and proposed members of our Compensation Committee following the annual meeting are independent within the meaning of the Nasdaq listing standards (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). In 2022, the Compensation Committee met six times. The Compensation Committee has adopted a written charter that is available to stockholders on our website at https://investor.iridium.com/corporate-governance.
The Compensation Committee acts on behalf of the Board to oversee our compensation policies, plans and programs, including:
•the establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;
•the review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our chief executive officer and the other executive officers and directors; and
•the administration of our equity compensation plans and other similar plan and programs.
Our Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to approve its inclusion in proxy statements and other filings.

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our chief executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During 2022, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, our Compensation Committee engaged the compensation consultants, Radford, which is part of the Rewards Solutions practice at Aon plc, and ClearBridge Compensation Group LLC to perform the services described in “Executive Compensation—Compensation Discussion and Analysis—Use of Compensation Consultant.”
The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2022 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted,

COMPENSATION COMMITTEE

Eric T. Olson, Chairman
Alvin B. Krongard
Robert H. Niehaus
Kay N. Sears
Barry J. West

The material in this Report of the Compensation Committee is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any filing of the company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, reviewing succession planning for executive officers, developing corporate governance principles for us and overseeing material ESG matters.

The Nominating and Corporate Governance Committee is composed of Messrs. Krongard (Chairman), Canfield and Schliemann and Ms. Harman. Mr. Schliemann’s term as a director and member of the Nominating and Corporate Governance Committee will end at the conclusion of the annual meeting. If elected at the annual meeting, Ms. Yeaney is expected to be appointed to the Nominating and Corporate Governance Committee. All current and proposed members of the Nominating and Corporate Governance Committee are independent within the meaning of the Nasdaq listing standards (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).
During 2022, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at: http://investor.iridium.com/corporate-governance.
The Nominating and Corporate Governance Committee believes that candidates for director should have minimum qualifications, including having the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider other factors, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee can modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of the Board to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors, the Nominating and Corporate Governance Committee annually reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts, as well as those of senior management, to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then recommends candidates to the Board for selection. In fiscal 2022, the Nominating and Corporate Governance Committee paid a fee to Heidrick & Struggles International, Inc. to assist in the process of identifying and evaluating director candidates, which resulted in the nomination of Ms. Yeaney for election at the annual meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Iridium Communications Inc., 1750 Tysons Blvd., Suite 1400, McLean, VA 22102, Attn: Secretary, not less than 90 days but not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the information set forth in our bylaws, including the name and address of the stockholder making the recommendation, the number of shares of our common stock beneficially owned by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information for the nominee and a description of the proposed nominee’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications with the Board of Directors
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board or an individual director may send a written communication to the

Board or such director addressed to our Secretary at 1750 Tysons Blvd., Suite 1400, McLean, VA 22102. Each communication must set forth:
•the name and address of the stockholder on whose behalf the communication is sent; and
•the number of our shares that are owned beneficially by such stockholder as of the date of the communication.
Each communication will be reviewed by our Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications. Communications determined by our Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.
Code of Ethics
We have adopted the Iridium Communications Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all of our officers, directors and employees as well as those of our subsidiaries. The Code of Ethics is available on our website at http://investor.iridium.com/corporate-governance. If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines, or the Guidelines, to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth, among other things, the practices the Board intends to follow with respect to Board composition and selection, Board meetings and involvement of senior management, chief executive officer performance evaluation and succession planning, and Board committees and compensation. The Guidelines provide that any nominee who receives a greater number of votes “withheld” than votes “for” must submit an offer of resignation to our Nominating and Corporate Governance Committee. The committee will consider the facts and circumstances and recommend to the Board of Directors the action to be taken with respect to such offer of resignation, and the Board of Directors will then act on the committee’s recommendation. The Guidelines are available on our website at http://investor.iridium.com/corporate-governance.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
The following section highlights certain of our ESG efforts. More information about these efforts will be presented in our third annual ESG Report, to be posted in the corporate social responsibility section of our website, https://www.iridium.com/csr.
Our Approach to Environmental, Social and Governance Issues
Our products and services have always been designed with purpose. We strive to set an example of high standards of corporate citizenship through our mission-driven technology coupled with our support for disaster preparedness and relief, education, and philanthropy.
At Iridium, we recognize our global impact and extend our responsibility to the environments and communities in which we work and operate. Our ESG reporting and disclosure align with the ESG topics that the Sustainability Accounting Standards Board (SASB) has determined are most relevant to the financial performance of our industry. We have also begun to align our ESG strategy to the guidelines of the Task Force on Climate-Related Financial Disclosures (TCFD).
Sustainability governance starts at the top with our Board of Directors. Specifically, as discussed above, the Nominating and Corporate Governance Committee has the oversight responsibility to review our ESG policies and initiatives that may have relevance to our financial performance, business activities or reputation. The responsibility for implementing Iridium’s ESG strategy and day-to-day management has been delegated to a cross-functional working group represented by investor relations, finance and IT, legal, and marketing and communications.
Environmental Impact
With increased attention on climate change in recent years, we are proud that our technology enables research, monitoring and communications for organizations tackling some of the most challenging environmental issues. From climate change monitoring to carbon footprint reduction and wildlife protection, our solutions are designed to help our users make the world a safer, cleaner place. When it comes to our satellite network and wider matters related to space sustainability, we are also committed to keeping space clean and aim to help develop and maintain industry standards for satellite management and space debris mitigation.
We strive to innovate so that our phones and other products have greater power and battery life, decreased material use, and increased energy efficiency. Additionally, we support disaster relief efforts around the country and internationally on a broad scale. Our satellite phones and Iridium GO!® devices are used for communication in areas undergoing crisis or natural disasters. Devices connected by our satellites also work to gather ocean pressure data to aid the prediction of the onset of tsunamis.
Human Capital Management and Diversity, Equity and Inclusion
We strive to create an innovative and inclusive environment where our employees are proud to work, feel safe, and can bring their full selves to their efforts. Toward those ends, we focus on development, engagement, employee wellness and social responsibility.
We recognize that diversity of thought, culture and perspective is not only essential to creating a successful global communications system but is also imperative to creating an inclusive, collaborative and productive work environment. We aim to employ, maintain and advance employees with backgrounds that represent the reach of our system.
In 2020, we launched our Diversity and Inclusion Council with a mission to inspire those we work with, for and around to make our community and the world a more diverse and inclusive place. Our CEO is the co-chair of the Council and continues to oversee our diversity, equity and inclusion (DEI) standards and expectations.
We also consider the health, safety and well-being of our employees. The COVID-19 pandemic has dramatically changed the way that we operate and how our employees live and work. We have a hybrid model, except for employees needing in-person access to laboratories or other resources onsite. We believe that we have learned to operate successfully in this new environment, and we remain committed to supporting our new, more carbon-friendly, hybrid work program for our team.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2017 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year we are again asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.
Accordingly, the Board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this Proxy Statement, is hereby APPROVED.”
Because the vote is advisory, it is not binding on us or the Board of Directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, based on the result of the stockholder advisory vote under Proposal 3 or for any other reason, the next scheduled say-on-pay vote will be at the 2024 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act also enable our stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote, similar to Proposal 2 in this Proxy Statement, on the compensation of our named executive officers as disclosed in our proxy statements. Currently, consistent with the preference expressed by the stockholders at our 2017 annual meeting of stockholders, the policy of our Board is to solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Dodd-Frank Act requires that we hold a “frequency” vote at least one time every six years in order to allow our stockholders to decide how often they would like to be presented with the say-on-pay advisory vote. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote.
Based on input we have received through ongoing stockholder outreach, the benefits from our past practice of submitting the advisory vote to our stockholders annually, and in light of investor expectations and prevailing market practice, our Board is once again recommending that stockholders vote to hold the say-on-pay vote every year.
The frequency that receives the highest number of votes from the holders of shares represented and entitled to vote at the annual meeting either in person or by proxy will be considered the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect.
The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ opinions and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on us or the Board, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation programs. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board.
The next advisory vote on the frequency of solicitation of advisory stockholder approval of executive compensation will be at the 2029 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE OF “ONE YEAR” FOR PROPOSAL 3.

PROPOSAL 4
APPROVAL OF THE IRIDIUM COMMUNICATIONS INC.
AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan, which we refer to as the “Amended 2015 Plan.” The Amended 2015 Plan was approved by our Compensation Committee on March 7, 2023, subject to approval by our stockholders. We refer to the Amended and Restated 2015 Equity Incentive Plan that was approved by our stockholders at our 2019 annual meeting of stockholders as the “2015 Plan.”
Approval of the Amended 2015 Plan by our stockholders will allow us to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
The Amended 2015 Plan contains the following material changes from the 2015 Plan:
•Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan will not exceed (i) 33,597,991 shares (which is the sum of (A) 2,397,991 shares, which was the number of unallocated shares remaining available for the grant of new awards under our 2012 Equity Incentive Plan, or the Prior Plan, as of the effective date of the 2015 Plan, (B) 9,400,000 shares approved by our stockholders at our 2015 annual meeting, (C) 8,000,000 shares approved by our stockholders at our 2017 annual meeting, (D) 6,800,000 shares approved by our stockholders at our 2019 annual meeting, and (E) an additional 7,000,000 shares that we are requesting our stockholders approve at the 2023 annual meeting), plus (ii) any Prior Plans’ Returning Shares (as defined below in “Description of the Amended 2015 Plan—Shares Available for Awards”), as such shares become available from time to time.
•The number of shares of our common stock issuable under the Amended 2015 Plan as incentive stock options (ISOs) has been increased by an additional 10,000,000 shares, and the last date an ISO may be granted has been extended to March 7, 2033, which is the tenth anniversary of the date the Amended 2015 Plan was approved by the Compensation Committee.
•The Amended 2015 Plan expands the ability of the Board or Compensation Committee to delegate to one or more persons or bodies the authority to designate recipients of stock awards, the number of shares subject to stock awards, and certain terms of such stock awards in a manner permitted by the 2022 amendments to Delaware General Corporation Law.
•The Amended 2015 Plan increases the limit on non-employee director compensation from $400,000 to $700,000. Specifically, the Amended 2015 Plan provides that the maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by us to that non-employee director during such calendar year, may not exceed $700,000 in total value (calculating the value of any such stock awards based on the grant date fair value of those stock awards used for financial reporting purposes). The Board believes it is necessary and in the best interests of our stockholders to increase this limit to ensure that we are able to continue to attract and retain highly qualified non-employee directors to the Board. The foregoing limit on non-employee director compensation is not intended to serve as an increase in the annual amount of non-employee director compensation; rather, the limit was approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.
Key Plan Features
The Amended 2015 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•No liberal share counting or recycling. The following shares will not become available again for issuance under the Amended 2015 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award and (iv) in the event a stock appreciation right is settled in shares, the gross number of shares subject to such award.
•Minimum vesting requirements. The Amended 2015 Plan provides that no award will vest until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the aggregate number of shares that may be issued under the Amended 2015 Plan may be subject to awards that do not meet such vesting requirements.
•Specific disclosure of award vesting upon corporate transaction or change in control. The Amended 2015 Plan specifically provides that if any outstanding awards granted under the Amended 2015 Plan after it is in effect that are held by participants who have not terminated service prior to a change in control or corporate transaction are not assumed, continued or substituted for by the acquiror (or its parent) in the change in control or corporate transaction, the vesting of such awards will be accelerated in full, and with respect to any awards subject to performance-based vesting, vesting will be deemed satisfied at the greater of the target level or actual performance measured in accordance with the applicable performance goals as of the date of the transaction.
•Recoupment/clawback. Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•Repricing is not allowed without prior stockholder approval. The Amended 2015 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior stockholder approval.
•Stockholder approval is required for additional shares. The Amended 2015 Plan does not contain an annual “evergreen” provision. The Amended 2015 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation programs.
•No liberal change in control definition. The change in control definition in the Amended 2015 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2015 Plan to be triggered.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2015 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•Administration by independent committee. The Amended 2015 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2015 Plan requires stockholder approval of any material revisions to the Amended 2015 Plan. In addition, certain other amendments to the Amended 2015 Plan require stockholder approval.
•Stock ownership and holding guidelines. As further described in this Proxy Statement, our executives are required to comply with our stock ownership guidelines, which we adopted more than a decade ago. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary, and our executive vice presidents, including our chief financial officer, chief operations officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their respective annual base salaries. Each non-employee director is required to accumulate shares of our common stock with a value equal to four times his or her annual base cash retainer.
•Limit on non-employee director awards. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by us to that non-employee director during such calendar year, may not exceed $700,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards used for financial reporting purposes).
•Restrictions on dividends. The Amended 2015 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stockholder Approval
If this Proposal 4 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the annual meeting. In the event that our stockholders do not approve this Proposal 4, the Amended 2015 Plan will not become effective, and the 2015 Plan will continue to be effective in accordance with its terms.
Overhang
The following table provides certain additional information regarding our equity incentive program.

As of the record date
Total number of shares of common stock subject to outstanding stock options	915,000
Weighted-average exercise price of outstanding stock options	$10.76
Weighted-average remaining term of outstanding stock options	2.84 years
Total number of shares of common stock subject to outstanding full value awards (1)	3,300,000
Total number of shares of common stock available for grant under the 2015 Plan (2)	6,150,661
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding	126,573,225
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$59.39
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(1)     We refer to an “appreciation award” as a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and a “full value award” as any stock award that is not an appreciation award.
(2)     Each share issued as a full value award reduces the number of shares available for grant under the Amended 2015 Plan by 1.8 shares.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity incentive awards such as stock options and restricted stock unit awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a majority of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward and retain employees and directors.

Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2022, 2021 and 2020.

	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020
Total number of shares of common stock subject to stock options granted	—	—	—
Total number of shares of common stock subject to full value awards granted (1)	1,562,000	913,000	1,061,000
Weighted-average number of shares of common stock outstanding	128,255,000	133,530,000	133,491,000
Burn Rate	1.22%	0.68%	0.79%
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(1)     Each share issued as a full value award reduced the number of shares available for grant under the 2015 Plan by 1.8 shares.
Description of the Amended 2015 Plan
The material features of the Amended 2015 Plan are described below. The following description of the Amended 2015 Plan is a summary only and is qualified in its entirety by reference to the complete text of the Amended 2015 Plan. Stockholders are urged to read the actual text of the Amended 2015 Plan in its entirety, which is attached to this Proxy Statement as Exhibit A.
Purpose
The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The terms of the Amended 2015 Plan provide for the grant of ISOs, nonstatutory stock options (NSOs), stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the Amended 2015 Plan, or the Share Reserve, will not exceed (A) 33,597,991 shares (which is the sum of (i) 2,397,991 shares remaining available for the grant of new awards under the Prior Plan as of the original effective date of the 2015 Plan, (ii) 9,400,000 shares approved by our stockholders at our 2015 annual meeting, (iii) 8,000,000 shares approved by our stockholders at our 2017 annual meeting, (iv) 6,800,000 shares approved by our stockholders at our 2019 annual meeting, and (v) an additional 7,000,000 shares we are requesting our stockholders approve at our 2023 annual meeting), plus (B) any Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.
The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under the Prior Plan or the 2009 Iridium Communications Inc. Stock Incentive Plan, or the 2009 Plan: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.
The number of shares of our common stock available for issuance under the Amended 2015 Plan will be reduced by (i) one share for each share of common stock issued pursuant to an appreciation award (i.e., a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant), and (ii) 1.8 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not an appreciation award).

The following shares of our common stock, or the Amended 2015 Plan Returning Shares, will become available again for issuance under the Amended 2015 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.
The number of shares of our common stock available for issuance under the Amended 2015 Plan will be increased by (i) one share for each Prior Plans’ Returning Share or Amended 2015 Plan Returning Share subject to an appreciation award, and (ii) 1.8 shares for each Prior Plans’ Returning Share or Amended 2015 Plan Returning Share subject to a full value award.
The following shares of our common stock will not become available again for issuance under the Amended 2015 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Amended 2015 Plan, the Prior Plan or the 2009 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2015 Plan, the Prior Plan or the 2009 Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the Amended 2015 Plan, the Prior Plan or the 2009 Plan and (iv) in the event that a stock appreciation right granted under the Amended 2015 Plan or the Prior Plan is settled in shares of common stock, the gross number of shares of common stock subject to such award.
Eligibility
All of our (including our affiliates’) approximately 682 employees, nine non-employee directors who will be serving after the annual meeting, and approximately eight consultants as of the record date are eligible to participate in the Amended 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates.
Non-Employee Director Compensation Limit
Under the Amended 2015 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by us to that non-employee director during such calendar year, will not exceed $700,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).
Administration
The Amended 2015 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our Board has delegated concurrent authority to administer the Amended 2015 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. The Board and the Compensation Committee are each considered to be a “Plan Administrator” for purposes of this Proposal 4. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” below)), the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2015 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2015 Plan.
The Plan Administrator may also delegate to one or more persons or bodies the authority to designate employees who are not officers to be recipients of certain stock awards, the number of shares of our common stock subject to such stock awards, and the terms of such stock awards. The delegatee(s) may not grant stock awards to themselves.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the Amended 2015 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Minimum Vesting Requirements
Under the Amended 2015 Plan, no award will vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the Share Reserve may be subject to awards that do not meet such vesting (and, if applicable, exercisability) requirements.
Dividends and Dividend Equivalents
The Amended 2015 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
Stock Options
Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that are intended to qualify as ISOs and NSOs.
The exercise price of a stock option granted under the Amended 2015 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the Amended 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2015 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2015 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2015 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2015 Plan is 59,600,000 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2015 Plan.
Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the Amended 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
The Amended 2015 Plan allows us to grant performance stock and cash awards.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.
Performance goals under the Amended 2015 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before and after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets, including without limitation corporate or by product line or business unit; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) average debt interest rate; (29) implementation or completion of projects or processes; (30) user satisfaction; (31) user retention; (32) customer satisfaction; (33) customer retention; (34) churn; (35) average monthly revenue per unit for any one or more products or product lines; (36) stockholders’ equity; (37) capital expenditures; (38) debt levels; (39) compliance with debt covenants; (40) operating profit or net operating profit; (41) workforce diversity; (42) growth of net income or operating income; (43) billings; (44) bookings; (45) the number of users, including but not limited to unique users; (46) employee retention and/or satisfaction; (47) Operational EBITDA or OEBITDA margin; (48) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products; (49) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, Iridium GO!® devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium CertusSM, Iridium Pilot® or other products using the Iridium OpenPort® service, waveform and chipsets; (50) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of Iridium® NEXT satellites or Iridium PRIMESM; (51) achievement of financing goals; (52) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, Iridium GO! devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium Certus, Iridium Pilot or other products using the Iridium OpenPort service, waveform and chipsets; (53) number of units sold or activated (of any type of subscriber); (54) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (55) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (56) performance of the then-current satellite constellation; (57) business metrics used to measure quality or performance; and (58) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Plan Administrator. The

“performance-based compensation” exception under Section 162(m) of the Code was repealed by the Tax Cuts and Jobs Act for taxable years beginning after December 31, 2017, and, as a result, any awards granted under the Amended 2015 Plan will not be granted or treated as “performance-based compensation” for purposes of Section 162(m) of the Code.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to include or exclude restructuring and/or other non-recurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to include or exclude the effects of purchase accounting adjustments; (7) to include or exclude Iridium NEXT revenue; (8) to include or exclude the effect of payment of bonuses under any cash bonus plan of the company; (9) to include or exclude the effect of stock-based compensation and/or deferred compensation; (10) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (11) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (12) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (13) to include or exclude the effects of divestitures, acquisitions or joint ventures; (14) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (15) to assume that any business divested by the company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (16) to include or exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (17) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (18) to reflect any partial or complete corporate liquidation; (19) to reflect shippable backlog; (20) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology; and (21) to the extent an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” above)), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback Policy
Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transaction and Change in Control
The following provisions will apply to outstanding awards granted under the Amended 2015 Plan after it is in effect in the event of a corporate transaction (as defined in the Amended 2015 Plan and described below) or a change in control (as defined in the Amended 2015 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal 4, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards granted under the Amended 2015 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the company pursuant to the Transaction), and any reacquisition or repurchase rights held by us in respect of shares issued pursuant to any outstanding awards under the Amended 2015 Plan may be assigned to the surviving or acquiring corporation (or its parent company).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards granted under the Amended 2015 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at the greater of the target level or actual performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards granted under the Amended 2015 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
Notwithstanding the foregoing, in the event any outstanding award granted under the Amended 2015 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction (including, at the discretion of the Plan Administrator, any unvested portion of such award), over (ii) any exercise price payable by the participant in connection with such exercise.
Unless otherwise provided in the instrument evidencing an award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy, no additional acceleration of vesting or exercisability of any outstanding award granted under the Amended 2015 Plan after it is in effect will occur upon or after a change in control.
For purposes of the Amended 2015 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the Amended 2015 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
Plan Amendments and Termination
The Plan Administrator will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan or an award agreement, no amendment or termination of the Amended 2015 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2015 Plan after March 7, 2033.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2015 Plan. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to any of the company’s “covered employees” (as defined under Section 162(m) of the Code).
Section 162(m) Transition Relief for Performance-Based Compensation
Certain provisions in the Amended 2015 Plan refer to the “performance-based compensation” exception to the $1 million deductibility limit under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, this exception was repealed with respect to taxable years beginning after December 31, 2017. However, an award may still be eligible for this exception if, among other requirements, it is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not modified in any material respect on or after such date. For purposes of this Proposal 4, the term “Section 162(m) Transition Relief” refers to such transition relief. Accordingly, the provisions in the Amended 2015 Plan which refer to the “performance-based compensation” exception under Section 162(m) of the Code will only apply to any award that is intended to qualify, and is eligible to qualify, as “performance-based compensation” under Section 162(m) of the Code pursuant to the Section 162(m) Transition Relief and, therefore, such provisions are not applicable to any other awards granted under the Amended 2015 Plan. However, even if an award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no assurance can be given that the award will in fact qualify for the Section 162(m) Transition Relief or the “performance-based compensation” exception under Section 162(m) of the Code.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The Amended 2015 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Awards Granted Under the 2015 Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the 2015 Plan as of the record date.

Name and Position	Number of Shares
Matthew J. Desch Chief Executive Officer	1,104,115
Thomas J. Fitzpatrick Chief Financial Officer and Chief Administrative Officer	484,554
Suzanne E. McBride Chief Operations Officer	352,573
Bryan J. Hartin Executive Vice President, Sales & Marketing	310,100
Scott T. Scheimreif Executive Vice President, Government Programs	307,642
All current executive officers as a group (6 persons)	2,684,706
Each non-employee nominee for election as a director:
Robert H. Niehaus	74,836
Thomas C. Canfield	78,078
L. Anthony Frazier	14,982
Jane L. Harman	58,676
Alvin B. Krongard	89,703
Admiral Eric T. Olson (Ret.)	77,065
Parker W. Rush	70,082
Kay N. Sears	7,201
Jacqueline Yeaney	—
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	6,334,416
New Plan Benefits under Amended 2015 Plan

Name and position	Dollar value	Number of shares
Matthew J. Desch Chief Executive Officer	(1)	(1)
Thomas J. Fitzpatrick Chief Financial Officer and Chief Administrative Officer	(1)	(1)
Suzanne E. McBride Chief Operations Officer	(1)	(1)
Bryan J. Hartin Executive Vice President, Sales & Marketing	(1)	(1)
Scott T. Scheimreif Executive Vice President, Government Programs	(1)	(1)
All current executive officers as a group (6 persons)	(1)	(1)
All current directors who are not executive officers as a group	$2,750,000 per calendar year (2)	(3)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

____________________________________
(1)     Awards granted under the Amended 2015 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2015 Plan, and our Board and our Compensation Committee have not granted any awards under the Amended 2015 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2015 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2022 if the Amended 2015 Plan had been in effect, are not determinable.
(2)    Calculated using current directors and their current committee assignments for full-year 2023 at the levels set forth in footnote 3 below; does not take into account expected changes in Board and committee composition following the annual meeting that are described elsewhere in this proxy statement.
(3)     Awards granted under the Amended 2015 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2015 Plan. However, pursuant to our 2023 Compensation Program for Non-Employee Directors, each of our current non-employee directors is eligible to receive an annual retainer of $250,000 for serving on the Board, provided that the non-employee director continues his or her service as a non-employee director during such calendar year. $200,000 of each non-employee director’s annual retainer is paid in the form of restricted stock unit awards, and each non-employee director may timely elect to receive the remaining value of such retainers in the form of cash or restricted stock unit awards. If applicable, our current non-employee directors are eligible for an annual retainer of $50,000 for serving as the Chairman of the Board, an annual retainer of $40,000 for serving as the Chairman of the Audit Committee, an annual retainer of $15,000 for serving as the Chairman of the Compensation Committee, and an annual retainer of $10,000 for serving as the Chairman of the Nominating and Corporate Governance Committee for each calendar year, provided that the non-employee director continues his or her service as Chairman of the Board or a committee, as applicable, during such calendar year. If applicable, our current non-employee directors are eligible for an annual retainer of $20,000 for serving as a member of the Audit Committee, an annual retainer of $7,500 for serving as a member of the Compensation Committee, and an annual retainer of $5,000 for serving as a member of the Nominating and Corporate Governance Committee for each calendar year, provided that the non-employee director continues his or her service as a member of the committee during such calendar year. The additional retainers for service as Chairman or a member of a committee are paid in cash, unless the non-employee director elects to receive such amounts in the form of restricted stock unit awards. In addition, non-employee directors serving on the Government Advisory Committee receive an additional retainer of $15,000, paid in the form of restricted stock unit awards. The number of shares subject to such restricted stock unit awards is determined on the basis of the fair market value of our common stock, on the third business day in January of the calendar year in which the award is granted and, therefore, is not determinable at this time. After the date of the annual meeting, any such awards will be granted under the Amended 2015 Plan if this Proposal 4 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the “Director Compensation” section below.
Required Vote and Board of Directors Recommendation
Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the annual meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by stockholders at the annual meeting. KPMG LLP was appointed as our independent registered public accounting firm in 2022.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to continue to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.
The affirmative vote of the holders of a majority of the shares present at the annual meeting or represented by proxy and entitled to vote on the matter at the meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Representatives of KPMG LLP are expected to be present at the virtual annual meeting. They will be available to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2022 and 2021 by KPMG LLP and Ernst & Young LLP, our independent registered public accounting firms for those years, respectively.

	Year Ended December 31,
	2022	2021
Audit fees(1)	$1,099,200	$1,366,667
Tax fees(2)	—	16,848
Total fees	$1,099,200	$1,383,515
____________________________________
(1)Fees for audit services include fees associated with the annual audit of our financial statements, the reviews of our interim financial statements included in our quarterly reports on Form 10-Q, incurred or estimated fees for statutory audits required by foreign jurisdictions, and fees associated with financing activities in 2021.
(2)Consists of fees for tax compliance, tax advice and tax planning.
All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining their independence.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 2, 2022, the Audit Committee of the Board of Directors approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2022, in place of Ernst & Young LLP (“EY”). The decision to change our accounting firm was authorized by the Audit Committee.
The report of EY on the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for the three years ended December 31, 2021, dated February 17, 2022, included in the Form 10-K filed with the SEC on February 17, 2022, did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. In connection with the Company’s audits for the fiscal years ended December 31, 2021 and 2020, and in the subsequent period before EY’s dismissal on March 2, 2022, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that would have caused EY to report the disagreement if it had not been resolved to the satisfaction of EY. EY’s letter to the SEC stating its agreement with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated March 4, 2022.
During the fiscal years ended December 31, 2021 and 2020 and any subsequent interim period before the Company’s engagement of KPMG, the Company did not consult with KPMG regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 5.

MANAGEMENT
EXECUTIVE OFFICERS WHO ARE NOT DIRECTOR NOMINEES
Bryan J. Hartin, age 59, has served as our Executive Vice President, Sales and Marketing since 2012. From 2009 to 2012, Mr. Hartin served as Senior Vice President of Sales, Distribution and Business Development of LightSquared, a telecommunications company. From 2008 to 2009, Mr. Hartin worked as an independent consultant to companies in the wireless telecommunications industry. From 2003 to 2008, Mr. Hartin was Vice President—Indirect Distribution of Sprint Nextel Corporation. Mr. Hartin received a Bachelor of Science degree in Business Administration from LeMoyne College and a Master of Business Administration degree from The American University.
Kathleen A. Morgan, age 55, has served as our Chief Legal Officer since January 2022 and served as Vice President, Corporate Law, of Iridium Satellite LLC from 2008 until her assumption of the Chief Legal Officer role. Ms. Morgan previously served as Assistant General Counsel and then Plan Administrator at Teleglobe USA Inc. and as Assistant Corporate Counsel at MCI Corporation. Ms. Morgan began her legal career at Dickstein Shapiro LLP practicing corporate and securities law. Ms. Morgan holds a Juris Doctorate from Georgetown University and a Bachelor of Science degree in Business Administration, with honors, from the University of North Carolina at Chapel Hill.
Scott T. Scheimreif, age 54, has served as our Executive Vice President, Government Programs since 2012 and previously served as Vice President, Government Programs from 2008 to 2012. Mr. Scheimreif received his Bachelor of Science degree in Business Administration from Salisbury University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 9, 2023 by (i) each director nominee, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all of our executive officers and current directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percentage (%)
5% Holders
BlackRock, Inc. (2)	14,771,139	11.7
Baron Capital Group, Inc. (3)	14,511,318	11.5
The Vanguard Group (4)	12,713,158	10.0
Baralonco Limited (5)	10,432,489	8.2
Capital International Investors (6)	7,927,631	6.3
Named Executive Officers, Directors and Director Nominees
Matthew J. Desch (7)	725,650	*
Thomas J. Fitzpatrick (8)	159,068	*
Suzanne E. McBride (9)	85,501	*
Bryan J. Hartin (10)	59,290	*
Scott T. Scheimreif (11)	193,210	*
Robert H. Niehaus (12)	355,913	*
Thomas C. Canfield (13)	222,098	*
L. Anthony Frazier	12,505	*
Jane L. Harman (14)	54,916	*
Alvin B. Krongard (15)	324,113	*
Admiral Eric T. Olson (Ret.) (16)	125,900	*
Parker W. Rush (17)	162,681	*
Henrik O. Schliemann (18)	47,416	*
Kay N. Sears	—	—
Barry J. West (19)	77,916	*
Jacqueline E. Yeaney	—	—
All current directors and executive officers as a group (16 persons) (20)	2,621,953	2.1
____________________________________
*    Less than 1% of the outstanding shares of common stock.
(1)This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 126,573,225 shares outstanding on March 9, 2023. Shares of common stock issuable under options that are exercisable as of March 9, 2023 or within 60 days of March 9, 2023 and shares underlying restricted stock units, or RSUs, that are vested but not yet settled as of March 9, 2023 or will vest within 60 days of March 9, 2023 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options or RSUs, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares underlying all vested but not yet settled RSUs held by each of our non-employee directors will be released six months following the termination of such director’s service.
(2)This information has been obtained from a Schedule 13G/A filed on January 26, 2023 by BlackRock, Inc., which states that BlackRock, Inc. has sole dispositive power with respect to all of the shares and sole voting power with respect to 14,502,077 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)This information has been obtained from a Schedule 13G/A filed on February 14, 2023 by Baron Capital Group, Inc. and affiliated persons and entities, which states that Baron Capital Group, Inc. and Ronald Baron have shared voting power with respect to 14,001,318 of the shares and shared dispositive power with respect to all of the shares. The principal business address of these persons and entities is 767 Fifth Avenue, 49th Floor, New York, New York 10153.
(4)This information has been obtained from a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group, which states that the Vanguard Group, Inc. has shared voting power with respect to 270,290 of the shares, sole dispositive power with respect to 12,337,171 of the shares, and shared dispositive power with respect to 375,987 of the shares. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)This information has been derived from a Schedule 13D/A filed on March 11, 2022 by Baralonco Limited which states that Baralonco Limited, the estate of the late Khalid bin Abdullah bin Abdulrahman, and Fahd bin Khalid bin Abdullah bin Abdulrahman, as legal representative of the estate, have shared voting power and shared dispositive power with respect to all of the shares. The principal business address of Baralonco Limited is: Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.
(6)This information has been obtained from a Schedule 13G/A filed on February 13, 2023 by Capital International Investors, which states that Capital International Investors, a division of Capital Research and Management Company, has sole voting power and sole dispositive power with respect to all of the shares. The principal business address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(7)Includes 149,253 shares issuable upon exercise of stock options and 53,300 shares of common stock held by the Matt and Ann Desch Foundation, a charitable foundation, over which the reporting person has voting and investment power.
(8)Includes 49,570 shares issuable upon exercise of stock options.
(9)Includes 27,154 shares issuable upon exercise of stock options.
(10)Includes 15,032 shares issuable upon exercise of stock options.
(11)Includes 96,348 shares issuable upon exercise of stock options.
(12)Includes 94,131 shares issuable upon exercise of stock options and 113,443 shares underlying vested RSUs. Also includes 20,000 shares of common stock held by The Robert and Kate Niehaus Foundation, a nonprofit tax-exempt organization, over which Mr. Niehaus possesses voting and investment power.
(13)Consists of 185,416 shares underlying vested RSUs and 36,682 shares held by a grantor retained annuity trust of which Mr. Canfield is the trustee and sole annuitant.
(14)Consists solely of shares underlying vested RSUs.
(15)Includes 81,851 shares underlying vested RSUs and 207,262 shares held by a grantor retained annuity trust of which Mr. Krongard is the trustee and the sole annuitant. Excludes 160,983 shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009, a trust held for the benefit of Mr. Krongard’s children of which Mr. Krongard’s wife is the trustee.
(16)Includes 3,750 shares issuable upon exercise of stock options and 117,195 shares underlying vested RSUs.
(17)Includes 153,112 shares underlying vested RSUs.
(18)Includes 47,350 shares underlying vested RSUs.
(19)Includes 24,657 shares issuable upon exercise of stock options and 39,859 shares underlying vested RSUs.
(20)Includes 459,895 shares issuable upon exercise of stock options, 793,142 shares underlying vested RSUs and 1,513 shares underlying RSUs that will vest within 60 days of March 9, 2023.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required during 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely complied with, except for one report that was filed late, covering one private sale by Mr. Krongard, one of our directors, to a trust established for the benefit of Mr. Krongard’s immediate family members.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders:	4,154,509	$2.84	7,923,964
Equity compensation plans not approved by security holders(3):	—	—	—
Total	4,154,509	$2.84	7,923,964
____________________________________
(1)Includes 2,969,572 shares issuable upon the settlement of restricted stock units without consideration. The weighted average exercise price of the outstanding options and rights other than these restricted stock units is $9.97 per share. There are no warrants outstanding under our equity compensation plan.
(2)The number of shares of common stock available for issuance under the 2015 Plan is reduced by (i) one share for each share of common stock issued pursuant to an appreciation award, such as a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.8 shares for each share of common stock issued pursuant to any stock award that is not an appreciation award, also known as a “full value award.”
(3)We do not maintain any equity compensation plans that were not approved by our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS
Background
This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following current executives, who are referred to in this Proxy Statement as our named executive officers:

Name	Title
Matthew J. Desch	Chief Executive Officer
Thomas J. Fitzpatrick	Chief Financial Officer and Chief Administrative Officer
Suzanne E. McBride	Chief Operations Officer
Bryan J. Hartin	Executive Vice President, Sales and Marketing
Scott T. Scheimreif	Executive Vice President, Government Programs
We present our Compensation Discussion and Analysis in the following sections:
1. Executive Summary (page 46). In this section, we provide an overview of our business and 2022 performance highlights, discuss certain aspects of our executive compensation program, and discuss the response of our Compensation Committee to the 2022 stockholder advisory vote on named executive officer compensation.
2. Executive Compensation Program (page 50). In this section, we describe our executive compensation philosophy, the use of a compensation consultant and peer group data, and the material components of our executive compensation program. We also describe the reasons for providing, and manner of structuring, the key compensation elements in 2022.
3. Other Executive Compensation Matters (page 61). In this section, we provide a brief overview of our policies related to equity compensation grants and prohibition of hedging and pledging transactions involving our stock, minimum stock ownership, change in control, severance and employee benefits, and executive compensation clawbacks. We also review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.
Executive Summary
Business Overview. We are engaged primarily in providing mobile voice and data communications services using a constellation of orbiting satellites. We are the only commercial provider of communications services offering true global coverage, connecting people, organizations and assets to and from anywhere, in real time. Our unique L-band satellite network provides reliable communications services to regions of the world where terrestrial wireless or wireline networks do not exist or are limited, including remote land areas, open ocean, airways, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters.
We provide voice and data communications services to businesses, the U.S. and foreign governments, non-governmental organizations and consumers via our satellite network, which has an architecture of 66 operational satellites with in-orbit and ground spares and related ground infrastructure. We utilize an interlinked mesh architecture to route traffic across the satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.
Our constellation supports broadband and midband offerings like Iridium Certus®, innovative new products in Internet of Things, or IoT, like the Iridium Edge® line, and cloud connectivity with Iridium CloudConnect. We continue to introduce new products and services, including Iridium GO! execTM, our latest generation WiFi hotspot product that is built on our new Iridium Certus 100 technology, and Iridium Messaging TransportSM (IMTSM), our next generation IoT technology for Iridium Certus terminals. We also recently announced a collaboration with Qualcomm Technologies, Inc. to enable satellite messaging and emergency services in smartphones powered by Qualcomm’s Snapdragon® Satellite Mobile Platforms. This agreement is aimed to support our satellite services in a variety of smartphone brands and has the potential to expand our services to other consumer devices in the future.
2022 Business Highlights. We had another strong year in 2022, reporting record total revenue, including record equipment sales. The continued success of our wholesale business model is a testament to the strength of our global partner network and the growing demand for Iridium’s safety services and mobility platform.

In 2022, we generated total revenue of $721.0 million, a 17% year-over-year increase, and ended the year with 1,999,000 worldwide subscribers, a 16% year-over-year increase. This year-end subscriber number includes 139,000 U.S. government subscribers. Driven by continued strength in consumer personal communications devices, our commercial IoT data subscribers grew 21% from the end of 2021 to 1,448,000 customers at the end of 2022, which represented 78% of our commercial customer base at the end of 2022.
In addition to delivering strong subscriber growth and financial performance, we continued to leverage our strong free cash flow position and execute on stockholder-friendly activities in 2022. For example, during 2022 we repurchased $257 million of our common stock through our ongoing share repurchase program, which allows us to repurchase up to $600 million of our common stock through December 31, 2023, and through March 9, 2023, we have repurchased a total of $435 million of our common stock through this program. Further, in December 2022, we announced that our Board of Directors had approved the initiation of a quarterly dividend on our common stock in the first quarter of 2023.
Important Features of our Executive Compensation Program. Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives to fulfill our business objectives. To do so, we believe that a majority of our executives’ target compensation should be based on performance, both of the individual and of our business. We structure our variable compensation programs to recognize both short-term and long-term contributions. The important features of our executive compensation program include:
•Annual Incentives Tied to Performance – Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of financial, strategic and operational goals selected annually by our Compensation Committee and an equity program that is also linked to future performance and continued service. Additionally, we typically pay a portion of each annual incentive bonus granted to our employees, including executives, in the form of equity awards. For 2022, the first 60% of each executive’s target annual incentive bonus award was paid in the form of restricted stock units, or RSUs, that vested only upon the Compensation Committee’s certification of achievement of pre-established performance goals and continued service through the vesting date in March 2023, and the remaining amount was paid in cash.
•Significant Percentages of Compensation At-Risk – As reflected in the charts below, in 2022, at-risk compensation represented approximately 86% of our chief executive officer’s total direct compensation, and an average of 84% of our other named executive officers’ total direct compensation (in each case, as reported in our 2022 Summary Compensation Table). In 2022, at-risk compensation consisted of (1) annual incentive bonus awards paid in RSUs and cash and (2) long-term time-based and performance-based RSU grants. No stock option grants were made to any of our executives during 2022.

•Performance-Based Equity Awards – Fifty percent of the annual long-term equity-based incentive awards vest only upon the achievement of pre-established performance criteria and, if such performance criteria are met, are subject to additional service-based vesting thereafter.
•Reasonable Cash Severance Amounts – The cash severance benefits that we offer to our executives do not exceed two times their respective base salaries and annual incentive bonus awards.
•No Tax Gross-Up Benefits – We do not provide our executive officers with any excise tax or other tax gross-ups.
•No Pension or SERP Benefits – We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.
•Meaningful Executive Stock Ownership Guidelines – As further described below, our executives are required to comply with our stock ownership guidelines, which we adopted more than a decade ago. Under these guidelines, our chief executive officer is required to accumulate shares of our common stock with a value equal to four times his annual base salary, and our executive vice presidents, including our chief financial officer, chief operations officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to two times their annual base salaries.
•Prohibition of Hedging and Pledging Transactions – Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the Iridium shares they hold.
•Use of Independent Compensation Consultant – Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions.
•Use of Peer Group and Market Data – Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.
•Compensation Recovery Policy – Our Board adopted a compensation recovery policy that allows us to recover both cash and equity compensation from an executive officer in the event we are required to restate our financial results due to material noncompliance with financial reporting requirements and misconduct of the executive officer contributed to such noncompliance.
•Appropriate Compensation Risk – We structure our executive compensation programs to try to minimize the risk of inappropriate risk-taking by our executives.
Pay-for-Performance Philosophy. Our Compensation Committee applies a pay-for-performance philosophy and structures a significant portion of our named executive officers’ target total direct compensation to be variable, at risk and tied directly to our performance over the short- and long-term. Our 2022 annual incentive bonus plan and performance-based equity award payouts illustrate this core objective. The performance goals for our annual incentive plan and the performance goals for our performance-based RSU program, each as discussed below, were adopted by our Compensation Committee in February 2022. Our chief executive officer and our other executive officers received a payout of 118% of their target bonuses under our 2022 incentive bonus plan. The payout was the result of our exceeding our 2022 operational EBITDA financial target by $19 million, as well as our achievement of pre-established strategic and operational goals for 2022. Consistent with prior years, the Compensation Committee assigned a greater weight to the operational EBITDA goal in 2022, which represented 65% of the target incentive bonus, with a significant increase for exceeding the operational EBITDA target, scaling up to an additional 65% for achievement at 107.4% of the target level. Under the terms of our 2022 annual incentive bonus plan, 60% of each executive’s target incentive bonus earned for the 2022 calendar year was paid in the form of shares of our common stock pursuant to RSUs granted under our Amended and Restated 2015 Equity Incentive Plan, or our 2015 Plan, with the remaining amount paid in cash.
Paying a portion of our executives’ target annual incentive bonus awards in the form of equity awards further aligns our compensation program with the interests of our stockholders because the awards only vest based upon achievement of our key corporate objectives and the value of the award can increase or decrease with the value of our stock price.

We also maintain a performance-based RSU program for our executives, including our named executive officers, to further link our equity-based awards to achievement of specific financial performance targets. These awards vest on a sliding scale based on specified achievement levels for the performance metrics over a two-year performance period. Since inception of this program, the percentage of these performance-based RSUs that have vested, as a percentage of the target achievement, by grant year is as follows:

160
140
120
100
80
60
40
20
0
0.0
68.4
150.0
67.3
100.9
106.3
117.4
103.5
64.4
150.0
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Percentage Vesting of Target

Once the level of performance has been determined for the two-year performance period, these performance-based RSUs are subject to further time-based vesting for retention purposes, with 50% eligible to vest on March 1, shortly after the performance goal achievement is certified, and 50% eligible to vest one year later. We believe that the structure of this program underscores the emphasis on rewarding our executive officers based on actual company performance. We continue to grant awards under this program because we believe performance-based equity contributes to our goal of heavily weighting executive compensation toward performance-based compensation. The vesting percentage for awards granted in 2022 will be determined in 2024, and for awards granted in 2023, it will be determined in 2025.
During 2022, we also granted long-term incentives in the form of RSUs subject to time-based vesting to align the interests of our executives with those of our stockholders and promote long-term decision-making. The value, if any, that may be realized from these equity awards is directly tied to our stock price performance over a multi-year period, during which time a named executive officer must continue to provide effective and satisfactory services to us for such equity awards to vest.
2022 Say-on-Pay Vote. We conducted an advisory vote on executive compensation, or say-on-pay vote, at our annual meeting of stockholders in 2022. Approximately 95.5% of the votes cast on the say-on-pay proposal supported the proposal. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency at our stockholder meeting in 2017. This year we are again holding a “frequency” vote to allow our stockholders to decide how often they would like to be presented with the say-on-pay advisory vote. Our Compensation Committee’s decisions regarding compensation for 2022 reflected our say-on-pay vote in 2021, which was supported by approximately 96.6% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. After discussing the levels of support each year in favor of the proposals and considering the

Compensation Committee’s continued use of the measures we adopted in response to previous advisory votes to further align management and stockholder interests, including stock ownership guidelines, a performance-based RSU program and adoption of a compensation recovery policy, our Compensation Committee decided to generally maintain a consistent course for 2022 compensation decisions.
Executive Compensation Program
Objectives of Our Compensation Programs
Our executive compensation program emphasizes a total compensation philosophy, focused on pay-for-performance, inclusive of both cash and equity incentives, and a mix of long-term and annual compensation. We design our executive compensation programs to:
•provide a competitive compensation package to attract and retain talented individuals to manage and operate all aspects of our business;
•motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by objective goals; and
•align the interests of our executive officers with those of our stockholders.
To meet these objectives, we provide fixed base salary, performance-based annual incentives, in both cash and RSUs, performance-based and time-based long-term equity incentive awards, broad-based employee benefits with limited perquisites, and responsible severance benefits. We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, or between cash and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of our company with the goal of encouraging and rewarding performance. Aggregate equity incentive award target values for our executive officers are generally allocated approximately 50% to time-based vesting awards and approximately 50% to awards under our performance-based RSU program to provide retentive value and reward achievement of our corporate strategic objectives.
Role of the Compensation Committee
Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to all of our employees, including the administration of our equity plans and employee benefit plans. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our named executive officers. However, the Compensation Committee may, in its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.
As part of its deliberations in any given year, the Compensation Committee may review and consider materials such as studies and reports prepared by a compensation consultant; financial reports and projections; operational data; tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios; executive and director stock ownership information; our common stock performance data; analyses of historical executive compensation levels and current company-wide compensation levels; and the recommendations of our chief executive officer and the Compensation Committee’s independent compensation consultant.
Role of Management
Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our named executive officers submitted by our chief executive officer. Generally, our chief executive officer and our chief legal officer attend meetings of the Compensation Committee. The Compensation Committee conducts a formal performance evaluation of each of our named executive officers annually, with informal commentary discussed as needed throughout the year. Our chief executive officer prepares and presents these evaluations and recommendations to our Compensation Committee outside of the presence of any other executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. Our Compensation Committee meets in executive session after our chief executive officer has reviewed his evaluations and reports back to management on the results of their deliberations.
Our legal, finance and human resources departments work with our chief executive officer to design and develop recommended compensation programs for our named executive officers and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Members of our legal department also meet separately with the Compensation Committee’s independent compensation consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultant to collect information about us to develop its own proposals. No executive officer participated directly in the final determinations of the Compensation Committee regarding the amount of any component of his or her own 2022 compensation package.
Use of Compensation Consultant
In the fall of 2021, our Compensation Committee decided to continue its engagement of Radford, which is part of the Rewards Solutions practice at Aon plc, as its independent compensation consultant to assist the Compensation Committee with evaluating our executive and director compensation programs and to make recommendations for our 2022 compensation program to ensure that our programs remain competitive in attracting and retaining talented executives, directors and employees. In general, as part of its review in advance of our 2022 calendar year, Radford provided the Compensation Committee with the following services:
•reviewed and assisted the Compensation Committee with further developing its executive pay philosophy;
•prepared an analysis of our compensation practices with respect to base salaries, annual incentive bonus awards and long-term incentive grants against market practices;
•advised on the design and structure of our cash and equity incentive compensation programs;
•reviewed our equity incentive plan utilization;
•updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;
•provided recommendations as to, and assisted with developing our peer group;
•provided compensation data for similarly situated executive officers at companies in our peer group;
•reviewed and provided an analysis of the compensation arrangements for all of our named executive officers, including the design and structure of our annual incentive bonus plan and equity-based incentive compensation program; and
•reviewed and provided recommendations on the compensation program for our non-employee directors.
In the fall of 2022, our Compensation Committee engaged ClearBridge Compensation Group LLC (“ClearBridge”), a national executive compensation consulting firm, as its new independent compensation consultant to assist the Compensation Committee with evaluating our executive and director compensation programs and to make recommendations for our 2023 compensation program to ensure that our programs remain competitive in attracting and retaining talented executives, directors and employees. ClearBridge assisted the Compensation Committee in reviewing and developing an updated group of peer companies to use as a reference in making 2023 compensation decisions, further developing the Compensation Committee’s executive pay philosophy, evaluating corporate governances best practices, reviewing our equity incentive plan utilization and preparing an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive grants against market practices. In addition, ClearBridge reviewed and provided recommendations on the compensation program for our non-employee directors.
The Compensation Committee has the authority to hire and terminate its compensation consultants. We pay the cost for the consultants’ services. The compensation consultants attend meetings of the Compensation Committee at the request of the Compensation Committee. The Chairman of the Compensation Committee also communicates separately with the compensation consultants at his discretion. If and as requested by the Compensation Committee, the compensation consultants gather information from management necessary to perform their duties to the Compensation Committee. In addition, as described above, members of our legal department also meet separately with the compensation consultants to convey information on proposals that management may make to the Compensation Committee. Neither Radford nor ClearBridge has provided any other services to us related to executive compensation or non-executive director compensation.
The Compensation Committee regularly reviews the performance and independence of its compensation consultant and of each individual employee of the consulting firm who directly provides services to us. The Compensation Committee annually considers whether the compensation consultant should continue to serve as its independent advisor. The Compensation Committee requested information from the compensation consultant about potential conflicts of interest, and in particular, considered the fact that neither ClearBridge nor Radford provided other executive compensation services to us and that the individual representatives of both ClearBridge and Radford who work directly with the Compensation Committee have no other business or personal relationships with us, our management or the Board. The Compensation Committee also considered each firm’s policies on ethics, stock ownership and conflicts of interest, and the fact that the total revenue that either firm received from us in 2022 did not constitute a material percentage of their respective gross revenues. As a result, the Compensation Committee concluded that there was no conflict of interest with respect to either ClearBridge or Radford providing services to the Compensation Committee.
Use of Peer Data
In the fall of 2021, the Compensation Committee engaged Radford to review and provide recommendations for updating our peer group in preparation for compensation decisions made for 2022. Based on Radford’s recommendations, our 2021 peer group used for 2022 compensation decisions included 18 public companies in the telecommunications, aerospace/defense and software services industries with revenues, market capitalizations and employee populations generally comparable to ours. The updated peer group reflected the removal of two companies from our previous peer group that either had been acquired or no longer had comparable revenues or market capitalizations, and the addition of four companies that met the appropriate selection criteria for inclusion. Our peer group used for 2022 compensation decisions consisted of the following companies:
Peer Group Companies Used for 2022 Compensation Decisions

8x8, Inc.	Kratos Defense & Security Solutions, Inc.
AeroVironment, Inc.	ManTech International Corporation
Axon Enterprise, Inc.	Maxar Technologies Inc.
Bandwidth, Inc.	Mercury Systems, Inc.
Calix, Inc.	ORBCOMM
Cogent Communications Holdings, Inc.	Shenandoah Telecommunications Company
Commvault Systems, Inc.	Tenable Holdings, Inc.
Echostar Corporation	Viasat, Inc.
Hexcel Corporation	Vonage

In the fall of 2022, ClearBridge reviewed our peer group and provided its recommendations for the first time. Based on ClearBridge's recommendations, our revised peer group used for 2023 compensation decisions included 16 of the same 18 public companies in the prior peer group, as two companies from the prior group had been acquired or were no longer public. The selected companies were:
Peer Group Companies Used for 2023 Compensation Decisions

8x8, Inc	Hexcel Corporation
AeroVironment, Inc.	Kratos Defense & Security Solutions, Inc.
Axon Enterprise, Inc.	ManTech International Corporation
Bandwidth, Inc.	Maxar Technologies Inc.
Calix, Inc.	Mercury Systems, Inc.
Cogent Communications Holdings, Inc.	Shenandoah Telecommunications Company
Commvault Systems, Inc.	Tenable Holdings, Inc.
Echostar Corporation	Viasat, Inc.
Our Compensation Committee does not make decisions solely based on peer data, but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices and that target amounts provide fair compensation given individual and company performance. In particular, for 2022 compensation decisions, the Compensation Committee requested data from Radford at the 25th percentile, median and 75th percentile of the peer group for base salary, target annual incentive bonus, actual annual incentive bonus, aggregate equity award value, total target compensation and total actual compensation. However, individual compensation decisions may deviate from peer data, as our Compensation Committee discussed the peer data and made the 2022 compensation decisions in the context of:
•the differences in our executives’ responsibilities and tenure, as compared to the executives in our peer group, as title is not always determinative of the comparability of role from one organization to another;
•the experiences, knowledge and business judgment of each executive;
•corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year;
•the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the responses to our past say-on-pay proposals;
•the Compensation Committee’s desire to maintain the base salaries of our named executive officers at their fiscal 2020 and 2021 levels, in order to continue to control costs while providing additional amounts for non-executive pay raises in 2022 following a company-wide freeze on merit raises in 2021; and
•internal pay equity, which we view from the perspective that (1) the target total compensation of our executive officers, other than our chief executive officer, should be within two separate relatively narrow ranges, and (2) the target total compensation of our chief executive officer should be meaningfully higher than that of our other officers, in each case, given the relative weight of their responsibilities and ability to impact our corporate performance.

Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2022
We strive to recognize our executive team’s efforts by compensating our named executive officers for the increased demands associated with our business through three elements that are designed to reward performance in a simple and straightforward manner: (i) base salaries; (ii) annual, performance-based bonuses; and (iii) long-term equity awards. The purpose and key characteristics of each of these elements paid and awarded in 2022 are summarized below.

Element	Purpose	Key Characteristics

Base Salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each executive officer’s performance, experience, skills, level of responsibility, and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.
Annual Incentive Bonus Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.
Annual incentive award based on corporate and individual performance compared to pre-established goals, with a portion of the target award paid in the form of RSUs subject to vesting based on attainment of performance goals and continued service through vesting date.

Corporate goals focus on overarching objectives for the organization, while individual objectives represent key performance expectations at the departmental or individual level.

Corporate goals were derived from our Board-approved operating plan for 2022 and aligned with our business strategy and weighted by relative importance in 2022 so that achievement can be objectively measured.

Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term and, with respect to performance-based RSUs, the achievement of key performance goals selected by our Compensation Committee; motivates our executive officers to remain with our company by mitigating swings in incentive values during periods when market volatility weighs on our stock price.
RSU awards vesting based upon achievement of specified corporate goals measured over a two-year period and further subject to additional time-based vesting, as well as RSUs vesting over four years based on continued service; the ultimate value realized varies with the price of our common stock.

In determining the aggregate size of equity grants in any given year, the Compensation Committee considers the factors described above under “Base Salaries” as well as data from our peer group and performance of the individual executive.

Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers.
Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death and disability insurance, as well as a 401(k) plan with a company matching contribution and other plans and programs made available to eligible employees, such as financial planning.

2022 Base Salary
In March 2022, the Compensation Committee reviewed the base salaries for our executive officers. In light of high inflation and a company-wide freeze on merit raises in 2021, management recommended, and the Compensation Committee agreed, to provide additional amounts for non-executive pay raises in 2022 while still controlling costs by freezing executive base pay for a second year in a row. The 2022 base salaries for our named executive officers, therefore, were as follows:

Name	2022 Base Salary ($)(1)
Matthew J. Desch	952,460
Thomas J. Fitzpatrick	571,475
Suzanne E. McBride	421,070
Bryan J. Hartin	375,032
Scott T. Scheimreif	364,315
____________________________________
(1)    Based on a 260-workday year. Actual salary paid may be slightly higher based on number of actual workdays in year.
2022 Bonuses
2022 Bonus Plan. In February 2022, the Compensation Committee approved our 2022 performance bonus plan, or our 2022 bonus plan, which operated under the terms of our 2015 Plan. Our 2015 Plan, which was most recently approved by our Board and our stockholders in 2019, allows for the granting of performance-based compensation opportunities as amounts paid contingent upon the achievement of pre-established stockholder-approved performance goals. The Compensation Committee had the discretion to reduce the amount of any bonus award payable to any participant in the 2022 bonus plan.
Target Bonus Levels. In March 2022, the Compensation Committee approved a target incentive bonus award for each executive, defined a minimum bonus as zero and capped the maximum bonus award at 185% of the target level in the event that pre-established stretch performance goals were achieved. Based on the Compensation Committee’s review of competitive market data and internal pay equity, and consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, each individual’s target bonus percentage was unchanged from 2021, with the exception of Ms. McBride’s, whose target bonus percentage was increased from 60% to 75% to be better aligned with market competitive levels for her position. The respective target amounts for 2022 for our named executive officers were:

Name	2022 Target Bonus ($)(1)	Percentage of 2022 Base Salary
Matthew J. Desch	857,214	90%
Thomas J. Fitzpatrick	428,606	75%
Suzanne E. McBride	315,803	75%
Bryan J. Hartin	225,019	60%
Scott T. Scheimreif	218,589	60%
____________________________________
(1)    Assumes salary based on a 260-workday year. Actual target bonus may be slightly higher if base salary is higher depending on number of actual workdays in year.
2022 Bonus Plan Structure and Metrics. As adopted, the 2022 bonus plan contained both metrics to judge performance and methodology for calculation of actual bonuses paid, as follows:
•The dollar value of the actual bonus award for each executive under the 2022 bonus plan was to be calculated by multiplying the executive’s target bonus amount (as adjusted based on actual salary earned) by a corporate performance factor determined by the Compensation Committee, which could range from 0% to 185% based on the level of achievement of the corporate performance goals discussed below.
•The corporate performance factor would equal the sum of the level of achievement of one financial, several strategic and several operational performance goals.

•The resulting amount could then be reduced or increased by the Compensation Committee based on an individual performance factor ranging from 0% to 150% (the final number being the “Actual Bonus Award”).
•Sixty percent of each executive’s target bonus award was granted in the form of RSUs, or the Bonus RSUs, that were eligible to vest upon the Compensation Committee certifying achievement of the performance goals in the first quarter of 2023.
•To the extent the Actual Bonus Award calculated according to the methodology above would exceed the dollar value of the Bonus RSUs on the date of grant, the excess amount would be paid to the executive in cash.
•To the extent the Actual Bonus Award calculated according to the methodology above would be less than the dollar value of the Bonus RSUs on the date of grant, the excess Bonus RSUs that did not vest would be forfeited by the executive.
•To be eligible for a bonus under the 2022 bonus plan, the executive was required to remain employed by us through the date upon which the Bonus RSUs actually vested in the first quarter of 2023, after the Compensation Committee certified achievement of the performance goals, and the date any amount of the Actual Bonus Award that exceeded the dollar value of the Bonus RSUs was to be paid in cash, except as otherwise provided in an executive’s employment agreement in connection with a termination of employment.
•For 2022, the corporate performance factor was the sum of the achievement levels of the following corporate goals, as further described below:

Performance Goal	Target Performance Weighting	Potential Excess Achievement	Actual Achievement
Operational EBITDA(1)	65%	0% to 65% on a sliding scale	103%
Strategic Goals	20%	0% to 10% on a sliding scale	5%
Network and Quality Metrics	15%	0% to 10% on a sliding scale	10%
Total of Target Weighting	100%	—
Total of Excess Potential Achievement Weightings	—	85%
Maximum Possible Award		185%
Actual Performance(2)			118%
____________________________________
(1)    “Operational EBITDA” or “OEBITDA” is defined to equal the OEBITDA we report as full-year performance. OEBITDA represents earnings before interest, income taxes, depreciation and amortization, income (loss) on equity method investments, net, and share-based compensation expenses. We consider the loss on early extinguishment of debt to be financing-related costs associated with interest expense or amortization of financing fees, which by definition are excluded from OEBITDA.
(2)     Our 2022 bonus plan specifies that payouts are rounded to the closest payout percentage integer.

•Operational EBITDA:
•An Operational EBITDA target of $405.0 million, weighted at 65%, with a potential stretch payout for performance above the target level, with a maximum additional payout of 65% for performance at or above 107.4% of the target, and a potential lesser payout for performance below target level, with zero payout below 96.3% of the target. Achievement between the minimum and maximum levels is interpolated linearly.
•Strategic Goals:
•U.S. Government (USG) Broadband – a target goal of entering into a new contract with the USG for specified services, weighted at 5%, with a potential stretch payout of up to an additional 5% for onboarding a specified number of new USG Iridium Certus service providers in 2022 that collectively deliver a specified amount of revenue in 2022 from Iridium Certus broadband services provided to the USG;

•New Product Launch – a 5% target weighting for certifying and launching a specified number and type of development partnerships and for signing and beginning development support for a specified number of Iridium Certus midband partners in 2022;
•Strengthen Iridium's Workforce – a target goal of reducing the hiring cycle time to a specified period, weighted at 5%, with a potential stretch payout of up to an additional 5% for timely filling of specified positions; and
•Trials – a 5% target weighting for starting beta trials for new service offerings by December 31, 2022.
•Network and Quality Metrics:
•Service Availability – a 5% target weighting for exceeding a specified level of L-band availability, with a potential stretch payout of up to an additional 5% for having no more than a specified number, type and duration of outages in 2022;
•Aireon Hosted Payload Service – a 5% target weighting for meeting or exceeding a specified percentage delivery to the Aireon Processing and Distribution system for the Aireon Hosted Payload service, with a potential stretch payout of up to an additional 5% for having no outages exceeding a specified duration in 2022; and
•IT Roadmap – a 5% target weighting for developing a specified IT roadmap by March 31, 2022 and implementing specified process and system improvements in 2022.
At the time the Compensation Committee set our goals for 2022, the Compensation Committee believed that each of the 2022 bonus plan goals was achievable at the target level, but only with significant effort. Our Operational EBITDA target for 2022 reflected an approximately 7% increase over our actual results for 2021. Other targets represented the achievement of significant new product milestones and increased sales levels, as well as continued improvement across several operational areas.
Performance and Bonus Payouts under 2022 Bonus Plan. In 2022, our performance against our corporate goals resulted in an aggregate corporate performance factor under our 2022 bonus plan of 118%, calculated as follows:
•We achieved Operational EBITDA of $424.0 million, or 104.7% of our Operational EBITDA target, yielding 103% credit under the 2022 bonus plan;

•Under our strategic goals, we supported our future revenue growth by adding the required number of partnerships, resulting in a 5% credit under our strategic goals for 2022; and

•Under our network and quality metrics, we achieved the target goals for availability of L-band (yielding 5% credit) and hosted payload (yielding 5% credit) services, resulting in a combined 10% credit under our network and quality metrics for 2022.

In the first quarter of 2023, our chief executive officer shared his evaluations of the individual performance of each of our other named executive officers with the Compensation Committee. Based upon our chief executive officer’s recommendations, and based upon a review of our chief executive officer’s performance, the Compensation Committee concluded that each executive was performing at or above expected individual performance levels, and therefore the Compensation Committee did not reduce any executive’s bonus based on his or her individual performance. As a result, the Bonus RSUs vested in full, and executives received the remainder of their earned bonuses in cash, as follows:

Name	Actual Target Bonus Level ($)(1)	60% of Target Bonus Payable in RSUs ($)(2)	RSUs Granted with Fair Value(3) Equal to 60% of Target Bonus (#)	Corporate Performance (%)	Individual Performance (%)	RSUs Vested (#)	Cash Bonus Paid ($)(4)	Actual Bonus Earned ($)(5)
Matthew J. Desch	857,214	514,317	13,191	118	100	13,191	497,196	1,011,513
Thomas J. Fitzpatrick	428,606	257,139	6,595	118	100	6,595	248,616	505,755
Suzanne E. McBride	315,803	151,554	3,887	118	100	3,887	221,094	372,648
Bryan J. Hartin	225,019	134,983	3,462	118	100	3,462	130,539	265,522
Scott T. Scheimreif	218,589	131,123	3,363	118	100	3,363	126,812	257,935
____________________________________
(1)Derived from actual salary paid as reflected in our 2022 Summary Compensation Table.
(2)Derived from base salary using a 260-workday year as reflected in the 2022 Base Salary table above.
(3)Based on the closing price of our common stock of $38.99 per share on March 1, 2022, the date of grant of the Bonus RSUs, with amount rounded down to the nearest whole share.
(4)Reflects 118% of actual target bonus less the grant date value of the vested Bonus RSUs.
(5)Equal to cash bonus paid plus the grant date value of the vested Bonus RSUs.
Because each named executive officer earned an actual bonus equal to 118% of the executive’s target bonus for the 2022 performance year, all of the Bonus RSUs granted to each named executive officer in March 2022 pursuant to the 2022 bonus plan vested in March 2023, and the shares of common stock underlying the Bonus RSUs were issued to the named executive officers, net of shares withheld for payment of required withholding taxes. The remaining 58% of each named executive officer’s bonus was paid in cash in March 2023 to each named executive officer. Due to an administrative error, the number of shares underlying the Bonus RSUs granted to Ms. McBride in March 2022 was calculated based on her 2021 target bonus opportunity (60% of her base salary) rather than her 2022 target bonus opportunity (75% of her base salary). To correct this error, we granted Ms. McBride’s cash bonus in an amount that, when combined with the grant date value of her vested Bonus RSUs, was equal to 118% of her target bonus for the 2022 performance year.
2023 Bonus Plan Structure. In February 2023, our Compensation Committee adopted a similar bonus plan, or the 2023 bonus plan, for our executives, pursuant to which the first 60% of each executive’s target annual performance bonus for the 2023 calendar year, if earned based upon achievement of the performance goals approved by the Compensation Committee, will be paid in the form of RSUs instead of cash. Accordingly, on March 1, 2023, each of our named executive officers was granted RSUs under our 2015 Plan, which will vest, if at all, based upon our corporate performance and each executive’s individual performance as set forth under our 2023 bonus plan as certified by our Compensation Committee in 2024, subject to each executive’s continued service with us through the vesting date in March 2024. The portion of each executive’s annual performance bonus that exceeds 60% of target, if any, up to the maximum award of 180% of the target level, will be paid in cash in March 2024.
Long-Term Equity-Based Incentive Compensation
In 2022, as in past years, we awarded equity in the form of RSUs, which vest based on continued service over a four-year period, as well as equity under our performance share program, which provides for the grant of performance-based RSUs. The Compensation Committee established our performance share program in 2012 to (1) focus key employees on achieving specific performance targets, (2) reinforce a team-oriented approach, (3) provide significant award potential for achieving outstanding performance, and (4) enhance our ability to attract and retain highly talented individuals. Under this program, the Compensation

Committee grants awards to designated key employees, with each award representing a specified maximum number of shares of common stock that may ultimately be earned under each award. The maximum award is calculated by reference to the target award dollar value, which is then converted into a number of shares underlying the RSUs based on the closing price of our common stock on the date of grant. The number of shares ultimately earned and vested under the award is determined based on achievement of performance goals over a two-year performance period, and is subject to additional time-based vesting thereafter. The Compensation Committee sets the performance goals to be achievable, but only with significant effort, as illustrated by the lack of vesting and partial vesting of prior year performance-based RSUs, as detailed under the section titled “Executive Summary – Pay for Performance” above.
The Compensation Committee determined an aggregate target award size for each executive in 2022 based principally on (1) the peer data provided by Radford, which showed measurably higher peer company grant levels than in prior years, (2) our internal equity budget for grants for 2022, (3) internal pay equity and individual performance, (4) the recommendations of our chief executive officer and (5) retention of individual executives. In determining these aggregate target award sizes, the Compensation Committee also took into consideration the significant achievements of the executive team during 2021, which included, among other things, (1) generating record total revenue of $614.5 million, a 5% year-over-year increase, (2) ending the year with 1,723,000 worldwide subscribers, a 17% year-over-year increase, which was driven by growth in commercial IoT, (3) the repurchase of $163 million of our common stock under our repurchase program through December 31, 2021, and (4) completing two repricings of our term loan in January and July 2021 that resulted in an aggregate 1.25% reduction in the borrowing rate, which was expected to produce aggregate annual interest expense savings of approximately $20 million per year.
Based on the recommendations of Radford, the Compensation Committee allocated approximately 50% of the target dollar value of each award in the form of RSUs subject to a four-year vesting schedule, and approximately 50% in the form of performance-based RSUs. The Compensation Committee determined that this mix of time-based and performance-based RSUs for 2022 was appropriate to promote our retention, motivation and stockholder alignment goals.
RSU Grants. As described above, the Compensation Committee approved the March 1, 2022 grant of RSUs to each of our executive officers that would be subject to vesting based on continued service over four years, with one-quarter vesting on March 1, 2023, and the remainder vesting thereafter in twelve equal quarterly installments. The number of RSUs granted was equal to the target grant value divided by the closing price of our common stock on March 1, 2022, the date of grant of the RSUs, rounded down to the nearest whole share.
The service-based RSUs granted to our named executive officers in 2022 were as follows:

Name	Target Value ($)	Number of Shares Underlying RSU Grant
Matthew J. Desch	2,500,000	64,119
Thomas J. Fitzpatrick	1,250,000	32,059
Suzanne E. McBride	1,250,000	32,059
Bryan J. Hartin	625,000	16,029
Scott T. Scheimreif	625,000	16,029
Performance-Based RSU Grants. In addition, as described above, the Compensation Committee approved target performance-based share awards for our executive officers. The number of RSUs subject to the target performance-based share awards was equal to the target grant value divided by the closing price of our common stock on March 1, 2022, the date of grant of the performance-based share awards, rounded down to the nearest whole share.

The performance-based RSUs granted to our named executive officers in 2022 were as follows:

Name	Target Value ($)	Number of Shares Underlying RSU Grant
Matthew J. Desch	2,500,000	64,119
Thomas J. Fitzpatrick	1,250,000	32,059
Suzanne E. McBride	1,250,000	32,059
Bryan J. Hartin	625,000	16,029
Scott T. Scheimreif	625,000	16,029
The actual awards to be earned by each executive will be determined based on the achievement of a specified average percentage increase in our service revenue calculated in accordance with generally accepted accounting principles in the United States, which the Compensation Committee later adjusted to exclude contributions from our Russian subsidiaries, due to the uncertainties surrounding our Russian operations as a result of Russia’s February 2022 invasion of Ukraine and sanctions imposed in response. The resulting metric, which we refer to as adjusted service revenue, will be measured for 2022 and 2023 (i.e., the average of (i) the percentage increase in adjusted service revenue from 2021 to 2022 and (ii) the percentage increase in adjusted service revenue from 2022 to 2023), as follows:

Awards Earned by Executives
Average Increase in Adjusted Service Revenue (%)	Target Shares to Vest (%)
< 4.5%	0%
4.5%	50%
6%	100%
7%	150%
Achievement between the performance levels in the table above will be interpolated linearly.
In prior years, the Compensation Committee used OEBITDA margin, calculated as OEBITDA as a percentage of total GAAP revenue, as a second metric for performance-based RSU awards, reflecting the Compensation Committee’s view that lower-margin service revenue increases should not be used to achieve the awards. Accordingly, at the time of the initial award in February 2022, the Compensation Committee included a minimum OEBITDA margin of 57% over the performance period as a second metric for the 2022 awards as well. However, during the first half of 2022, we began to greatly exceed our initial expectations with respect to equipment revenue, which generally has lower margins than service revenue, and which was expected to continue through 2023. In addition, we were awarded a strategic U.S. government subcontract that will provide substantial lower-margin revenue in both 2022 and 2023. As a result of these two positive developments, we expected lower OEBITDA margins for 2022 and 2023, even though those lower margins were unrelated to the potential achievement of significant increases in high-margin service revenue for those years. The Compensation Committee considered that the use of OEBITDA margin as a second metric for the performance-based RSU awards could disincentivize management in the pursuit of these types of revenue, which were expected to continue through the performance period. Therefore, although the level of OEBITDA margin was still projected to result in a full award at the time of the modification, the Compensation Committee decided to modify the initial performance-based RSU awards to remove OEBITDA margin as a second metric. For similar reasons, we no longer report on OEBITDA margin as part of our quarterly earnings disclosures.
Once the level of performance for adjusted service revenue has been determined, the actual awards earned will also be subject to additional time-based vesting, with 50% of the earned shares vesting when the Compensation Committee determines our level of achievement of the performance goals, which will occur in the first quarter of 2024, and the remaining 50% vesting one year thereafter in the first quarter of 2025. If a change in control were to occur before the date the Compensation Committee determines our level of achievement of the performance goals, then, effective as of immediately prior to the change in control, each executive officer’s actual award would vest at the target level, and the actual awards would be subject to the same time-based vesting schedule, with the first vesting date being March 1, 2024 and the second vesting date being March 1, 2025. Performance-based RSU awards are also subject to vesting acceleration under our “sum of 70” program described below.

Other Executive Compensation Matters
Equity Compensation Policies
As a general matter, the Compensation Committee makes compensatory equity grants no more frequently than on January 1, March 1, June 1 and October 1 of each year. As necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of these regularly scheduled dates. Our Compensation Committee followed this schedule in 2022 and made the March 1, 2022 equity grants described above to each of our named executive officers.
Policy Regarding Hedging, Pledging and Short Sales in Our Common Stock
In addition to our stock ownership and holding guidelines described below, our executive officers and directors are subject to our insider trading policy, which prohibits all employees and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledging or other inherently speculative transactions with respect to our stock. We maintain this policy because such transactions, which might be considered short-term bets on the movements of our stock, could create the appearance that the person is trading on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of our long-term objectives. We believe this policy serves to further align the interests of our employees, executives and directors with our stockholders’ interests.
Stock Ownership and Holding Guidelines
In 2012, our Compensation Committee adopted stock ownership guidelines for our directors and executives at the level of vice president and above. The Compensation Committee also determined that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device. Each individual subject to the stock ownership guidelines was in compliance with the guidelines as of March 9, 2023.
The stock ownership guidelines are based on a multiple of annual base salary or annual cash retainer, as follows:

Position	Ownership Guideline
Non-Employee Director	4 times annual cash retainer (retainer is currently $50,000)
Chief Executive Officer	4 times annual base salary
Executive Vice Presidents	2 times annual base salary
Senior Vice Presidents	1 times annual base salary
Vice Presidents	1/2 of annual base salary
For purposes of these guidelines, “ownership” includes: (1) shares directly (not just beneficially) owned; (2) shares directly (not just beneficially) owned jointly by the individual and his or her spouse; (3) shares held in trust or other estate planning vehicle (e.g., family limited partnership) for the benefit of the individual and/or his or her family members; (4) shares equal to the number of vested deferred stock units credited to the individual under a deferred compensation arrangement; and (5) shares credited to the individual’s 401(k) plan account.
There is no specific time period within which the individual must attain the applicable stock ownership targets under the guidelines. Rather, until an individual comes into compliance with the guidelines, he or she is required to retain 50% percent of Net Profit Shares from each stock award on exercise, vesting or earn-out. “Net Profit Shares” means: (1) shares received on the vesting or issuance (as applicable) of full value stock awards (e.g., restricted stock, RSUs, performance shares) granted after these guidelines were adopted, net of the number of shares withheld or sold at vesting or issuance to cover taxes; and (2) shares received on the exercise of stock options granted after February 1, 2012, net of the number of shares tendered to us or sold at exercise to cover the exercise price and taxes related to exercise.
Change in Control and Severance Benefits
Under the terms of the employment agreements with each of our executive officers, either we or the executive may terminate the executive’s employment at any time. Each of our named executive officers is eligible, under the terms of his or her respective employment agreement, to receive, in exchange for a release of claims, severance benefits upon the termination of employment either by us without cause or by him or her for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. The terms and conditions of severance provisions are discussed more fully below under the heading “– Potential Payments upon Termination or Change in Control.” We do not provide any excise tax gross-ups on change-in-control benefits.
These agreements reflect the negotiations with our named executive officers at the time we entered into the agreements, as well as our desire to have a consistent set of benefits across the executive team. Our Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. Additionally, our Compensation Committee believes that additional change-in-control severance benefits minimize the distractions to an executive in connection with a corporate transaction and reduce the risk that an executive officer departs before a transaction is completed. We believe that our existing arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security. These existing arrangements help ensure stability among our executive officer ranks and are designed to enable our executives to maintain a balanced perspective in making overall business decisions during periods of uncertainty.
Employee Benefits
We provide broad-based medical insurance, dental insurance, vision coverage, and accidental death and dismemberment insurance benefits to our employees, including our named executive officers. We also provide our employees, including our named executive officers, with the opportunity to participate in our 401(k) plan. We match eligible employee contributions dollar for dollar up to 5% of an employee’s salary, with a maximum match per employee of $15,250 in 2022. We also provide our executive officers, other than our chief executive officer, and our vice-president level employees with financial planning services. We believe these insurance, financial planning and retirement savings benefits are consistent with practices of similarly sized companies and help to recruit and retain key talent at a minimal cost to us.
In addition, beginning in 2022, we now offer a company-wide program that provides accelerated vesting of RSU awards held by eligible participants who retire on or after the six-month anniversary (or a later anniversary, in the case of our executive officers, as described below) of the RSU award's grant date. To be an eligible participant, at the time of retirement, the employee must have attained (1) a minimum age of 55, (2) a minimum of 10 years of continuous service with us or one of our subsidiaries, and (3) a minimum of 70 combined years of age and continuous service with us or one of our subsidiaries. We refer to this as our “sum of 70” program. With respect to RSU awards granted in 2022, our chief executive officer must retire on or after the two-year anniversary of the RSU award's grant date, and our other executive officers must retire on or after the one-year anniversary of the RSU award's grant date, in order to be eligible for this retirement benefit. With respect to RSU awards granted in 2023, all of our executive officers must retire on or after the one-year anniversary of the RSU award's grant date in order to be eligible for this retirement benefit. With respect to RSU awards to be granted after 2023, all of our executive officers must retire on or after the six-month anniversary of the RSU award's grant date in order to be eligible for this retirement benefit. With respect to awards granted under our performance-based RSU program, upon the retirement of an eligible participant under our “sum of 70” program, each such award held by such participant will vest in accordance with the original performance vesting schedule set forth in the award agreement, notwithstanding such participant’s termination of employment. Further, beginning with RSU awards granted in 2023, unvested RSUs accelerate upon a participant’s death or “disability” (as such term is defined in the 2015 Plan).
Our executive officers generally do not receive any supplemental retirement benefits or other perquisites. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits.
Deductibility of Executive Compensation Under Code Section 162(m)
Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.
Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.
Compensation paid to each of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid will be eligible for such transition relief and be deductible by us in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our company and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Accounting Considerations
The accounting impact of our executive compensation program is one of many factors that the Compensation Committee considers in determining the size and structure of that program.
Compensation Recovery Policy
In December 2019, our Board adopted a compensation recovery policy. In the event we are required to restate our financial results due to material noncompliance with any financial requirement, and the misconduct of an executive officer covered by the policy contributed to such noncompliance, we may recover the amount of any incentive compensation, including any cash or equity compensation granted, earned or vested based in whole or in part on the attainment of a financial performance goal or metric (such as under our 2022 bonus plan and our performance share program and any other program or plan approved after the adoption of the policy), that was paid to him or her during the three-year period preceding the date of the restatement and attributable to the erroneously reported results. In addition, if any covered executive officer sells stock acquired pursuant to an equity award granted after the policy's adoption and the sale occurs between the time our financial results are reported and the time those results are required to be restated, we may recover the excess of the actual sale proceeds over the proceeds the Board determines the executive officer would have received from the sale if the restatement had occurred prior to the sale. The executive officers covered by the policy include our current or former executive officers who are, or were at the time of the relevant misconduct, designated by the Board as an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. The misconduct covered by the policy includes any knowing violation of SEC rules and regulations, breach of fiduciary duty or willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence in the performance of the executive officer's duties, as determined by the Board.
In addition to our compensation recovery policy, amounts paid and awards granted under our 2022 bonus plan, our performance share program, our 2012 Equity Incentive Plan and our 2015 Plan are subject to recoupment in accordance with the Dodd-Frank Act and any applicable regulations thereunder. Further, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Risk Analysis of Our Compensation Plans
In early 2023, ClearBridge conducted a risk assessment of our compensation policies in effect for 2022 and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. We design our compensation policies and programs to encourage our employees to remain focused on both our short- and long-term goals. For example, while our annual incentive bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Summary Compensation Table
The following table shows the total compensation earned by the named executive officers in 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Matthew J. Desch,	2022	952,460	—	5,514,317	497,196	19,011	6,982,984
Chief Executive Officer	2021	956,123	—	3,714,316	716,211	16,281	5,402,931
	2020	956,733	—	2,671,402	362,423	16,882	4,007,440
Thomas J. Fitzpatrick,	2022	571,475	—	2,757,139	248,616	40,933	3,618,163
Chief Financial Officer and	2021	573,674	—	2,007,154	358,105	31,951	2,970,884
Chief Administrative Officer	2020	574,039	—	1,485,656	181,224	31,320	2,272,239
Suzanne E. McBride	2022	421,070	—	2,651,554	221,094	33,856	3,327,574
Chief Operations Officer(5)	2021	422,690	50,000	1,901,541	211,121	30,478	2,615,830
	2020	421,114	50,000	1,450,248	106,358	31,259	2,058,979
Bryan J. Hartin,	2022	375,032	—	1,384,983	130,539	34,456	1,925,010
Executive Vice President,	2021	376,474	—	1,034,968	188,024	31,951	1,631,417
Sales & Marketing	2020	375,071	—	944,771	94,726	31,346	1,445,914
Scott T. Scheimreif	2022	364,315	—	1,381,123	126,812	14,406	1,886,656
Executive Vice President,	2021	365,716	—	1,031,112	182,649	31,951	1,611,428
Government Programs	2020	361,161	—	943,093	91,229	31,339	1,426,822
_____________________
(1)The amounts in this column reflect the actual salary earned in the applicable year. These may be greater than the annual base salaries approved by the Compensation Committee when the number of actual work days in the year exceeds 260.
(2)The amounts in this column reflect the aggregate grant date fair value of RSUs and performance-based RSUs (including Bonus RSUs) granted in the applicable year, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for stock-based compensation transactions, or Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, and, for performance-based RSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. For the performance-based RSUs included in this column for 2022, the grant date fair values based on the target level of achievement, which was considered to be the probable outcome, were $3,014,317 for Mr. Desch, $1,507,119 for Mr. Fitzpatrick, $1,401,535 for Ms. McBride, $759,954 for Mr. Hartin and $756,094 for Mr. Scheimreif. Assuming the highest level of achievement of all performance-based RSUs granted in 2022, the grant date values for performance-based RSUs would be $4,264,297 for Mr. Desch, $2,132,090 for Mr. Fitzpatrick, $2,026,505 for Ms. McBride, $1,072,420 for Mr. Hartin and $1,068,560 for Mr. Scheimreif. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022. A portion of the performance-based RSUs included in these amounts reflect the equity incentive bonuses earned for a performance period that ended as of the end of the respective year but were paid during the first quarter of the following year.
(3)The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year. See “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2022—Bonuses” for additional information.
(4)Consists of (i) 401(k) matching contributions of $15,250 ($11,935 for Mr. Scheimreif), $14,500 and $14,250 for fiscal years 2022, 2021, and 2020, respectively, (ii) life, accident and long-term disability insurance premiums paid on behalf of the officer and (iii) financial counseling services provided to executives, other than Mr. Desch (who is not eligible for such services) and Mr. Scheimreif (who did not receive such services in 2022), the value of which was approximately $16,000 for 2022 and 2021, and $15,000 for 2020.
(5)Ms. McBride's employment agreement entered into in 2019 provided for a cash bonus of $50,000 that was paid on each of February 15, 2021 and 2020.

Grants of Plan-Based Awards for 2022
The following table sets forth information relating to grants of plan-based incentive awards to the named executive officers in 2022.

Name	Grant Date	Grant Type	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
			Target	Maximum	Threshold	Target	Maximum
Matthew J. Desch	3/1/2022	(1)			32,059	64,119	96,178		2,500,000
	3/1/2022	(2)	342,897	1,071,529		13,191			514,317
	3/1/2022	(3)						64,119	2,500,000
Thomas J. Fitzpatrick	3/1/2022	(1)			16,029	32,059	48,088		1,250,000
	3/1/2022	(2)	171,467	535,782		6,595			257,139
	3/1/2022	(3)						32,059	1,250,000
Suzanne E. McBride	3/1/2022	(1)			16,029	32,059	48,088		1,250,000
	3/1/2022	(2)	164,248	432,682		3,887			151,554
	3/1/2022	(3)						32,059	1,250,000
Bryan J. Hartin	3/1/2022	(1)			8,014	16,029	24,043		625,000
	3/1/2022	(2)	90,036	281,302		3,462			134,983
	3/1/2022	(3)						16,029	625,000
Scott T. Scheimreif	3/1/2022	(1)			8,014	16,029	24,043		625,000
	3/1/2022	(2)	87,466	273,267		3,363			131,123
	3/1/2022	(3)						16,029	625,000
_____________________
(1)Performance RSU: Share amounts in this row represent threshold (50% of target), target and maximum (150% of target) payouts for each named executive officer for grants made in 2022 under our 2022 performance-based restricted stock unit award program, as described above under “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2022—Long-Term Equity-Based Incentive Compensation—Performance-Based RSU Grants.”
(2)2022 Bonus Plan: As described above under “Compensation Discussion and Analysis—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2022—2022 Bonuses,” each executive could earn an annual bonus of up to 185% of such executive’s target bonus amount. Achievement of up to 60% of the target bonus was payable by the vesting of the RSUs included in this row under “Estimated Future Payouts under Equity Incentive Plan Awards.” Bonus awards in excess of 60% of target were payable in cash. There was no threshold amount of payout. Target amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 40% of the executive’s target bonus, which is the amount of cash that could be paid to the executive if the bonus were achieved at 100% of target. Maximum amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 125% of the executive’s target bonus, which was the maximum possible amount of cash that could be paid to the executive under the annual bonus plan. As described above for 2022, each executive actually earned 118% of his or her target bonus amount, as a result of which 100% of the shares reported under the “Target” column vested in March 2023, and the remainder was paid in cash at that time. Due to an administrative error, the number of shares underlying the Bonus RSUs granted to Ms. McBride in March 2022 was calculated based on her 2021 target bonus opportunity (60% of her base salary) rather than her 2022 target bonus opportunity (75% of her base salary). To correct this error, we awarded Ms. McBride’s cash bonus in an amount that, when combined with the grant date value of her vested Bonus RSUs, was equal to 118% of her target bonus for the 2022 performance year.
(3)Service-Based RSU: Share amounts in this row are subject to vesting based on continued service over four years, with one-quarter of the shares vesting on March 1, 2023, and the remainder scheduled to vest thereafter in twelve equal quarterly installments subject to the executive’s continued employment with us on the applicable vesting date.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the equity-based awards held by the named executive officers that were outstanding on December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Matthew J. Desch	193,661	—	6.52	3/1/2024
	149,253	—	9.45	3/2/2025
					2,295	(4)	117,963
					14,430	(5)	741,702
					21,475	(6)	1,103,815
					64,119	(7)	3,295,717
					15,007	(8)	771,360
					57,265	(9)	2,943,421
								64,119	(10)	3,295,717
					13,191	(11)	678,017
Thomas J. Fitzpatrick	49,751	—	9.45	3/2/2025
					1,013	(4)	52,068
					8,082	(5)	415,415
					11,745	(6)	603,693
					32,059	(7)	1,647,833
					8,404	(8)	431,966
					31,317	(9)	1,609,694
								32,059	(10)	1,647,833
					6,595	(11)	338,983
Suzanne E. McBride	22,203	4,951	23.15	3/1/2029
					810	(4)	41,634
					8,082	(5)	415,415
					11,745	(6)	603,693
					32,059	(7)	1,647,833
					8,404	(8)	431,966
					31,317	(9)	1,609,694
								32,059	(10)	1,647,833
					3,887	(11)	199,792
Bryan J. Hartin	15,032	—	9.45	3/2/2025
					675	(4)	34,695
					5,195	(5)	267,023
					6,040	(6)	310,456
					16,029	(7)	823,891
					5,402	(8)	277,663
					16,105	(9)	827,797
								16,029	(10)	823,891
					3,462	(11)	177,947
Scott T. Scheimreif	52,816	—	6.52	3/1/2024
	43,532	—	9.45	3/2/2025
					675	(4)	34,695
					5,195	(5)	267,023
					6,040	(6)	310,456
					16,029	(7)	823,891
					5,402	(8)	277,663
					16,105	(9)	827,797
								16,029	(10)	823,891
					3,363	(11)	172,858

_____________________
(1)All options awarded vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(2)The expiration date of each stock option is ten years from the date of grant.
(3)The market value amount is calculated based on the closing price of our common stock of $51.40 on December 31, 2022.
(4)These shares represent time-based RSUs outstanding at December 31, 2022 which were granted on March 1, 2019 and vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(5)These shares represent time-based RSUs outstanding at December 31, 2022 which were granted on March 1, 2020 and vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(6)These shares represent time-based RSUs outstanding at December 31, 2022 which were granted on March 1, 2021 and vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(7)These shares represent time-based RSUs outstanding at December 31, 2022 which were granted on March 1, 2022 and vest 25% on the first anniversary of their grant date, with the remaining 75% vesting thereafter in 12 equal quarterly installments.
(8)These shares represent RSUs granted in March 2020 as performance-based grants, with a performance period through December 31, 2021. In February 2022, the Compensation Committee determined the level of performance achievement, and the awards remained subject to time-based vesting as of December 31, 2022. The share amounts shown in the table vested in full on March 1, 2023, and the shares underlying the RSUs were issued to the named executive officer on that date, net of shares withheld to satisfy tax withholding obligations.
(9)These shares represent RSUs granted in March 2021 as performance-based grants, with a performance period through December 31, 2022. This amount represents 150% of the original grant, which the Compensation Committee determined in February 2023 to be the level of performance achievement, based on actual performance. One-half of the shares reported in the table vested on March 1, 2023, and the vested shares were issued to the named executive officer on that date, net of shares withheld to satisfy tax withholding obligations, and the remainder will vest on March 1, 2024, subject to the executive’s continued service through such date.
(10)These shares represent RSUs granted in March 2022 as performance-based grants, with a performance period through December 31, 2023. The number of shares not yet earned is based on the target amount. Upon the Compensation Committee’s determination of the level of performance achievement, which is expected to occur in the first quarter of 2024, the earned awards, if any, will vest in March 2024 and March 2025, subject to the executive's continued service.
(11)These shares represent RSUs granted in March 2022 under the 2022 bonus plan. The amount reported in the table is equal to 100% of the original grant amount. In February 2023, the Compensation Committee determined that the performance criteria for vesting had been achieved, as a result of which these RSUs vested in full on March 2, 2023, and the shares underlying the RSUs were issued to the named executive officer on that date, net of shares withheld to satisfy tax withholding obligations.

Option Exercises and Stock Vested
The following table provides certain information with respect to option exercises and RSU vesting for the named executive officers during 2022.
Option Exercises and Stock Vested in 2022

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)(2)	Value realized on vesting ($)(3)
Matthew J. Desch	178,804	7,043,090	86,872	3,522,035
Thomas J. Fitzpatrick	61,619	2,760,531	43,623	1,770,928
Suzanne E. McBride	7,500	176,400	37,562	1,530,520
Bryan J. Hartin	—	—	26,794	1,087,073
Scott T. Scheimreif	—	—	26,702	1,083,465
____________________________________
(1)The value realized on exercise is equal to the number of shares of common stock for which the stock options were exercised multiplied by the excess of the closing price of our common stock on the date of the exercise over the applicable exercise price per share of the stock options.
(2)Consists of vesting of performance-based RSU grants made in 2019 and 2020, vesting of RSUs granted under our 2021 Bonus Plan, and other time-based RSUs granted between 2018 and 2021.
(3)The value realized on vesting is equal to the closing price of our common stock on the vesting date multiplied by the number of shares vested on that date. Amounts do not represent the value that may be realized by the officer upon sale of the shares.

Employment Agreements with Named Executive Officers
Matthew J. Desch. We entered into an amended and restated employment agreement with Mr. Desch in 2011, pursuant to which he serves as our chief executive officer and a member of our Board. The agreement, as amended, had an initial term through September 18, 2013 and automatically renews for successive one-year periods unless we or Mr. Desch give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary, which is subject to further increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Desch is eligible to earn an annual incentive bonus, with a target bonus equal in value to 90% of his then-current base salary (increased to 100% in February 2023), with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.
Mr. Desch is eligible to participate in employee benefit plans made available to other senior executives.
In his employment agreement, Mr. Desch has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.
Mr. Desch’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.
Thomas J. Fitzpatrick. We entered into an employment agreement with Mr. Fitzpatrick in 2010, pursuant to which he serves as our chief financial officer. The employment agreement had an initial term through April 5, 2013 and automatically renews for successive one-year periods unless we or Mr. Fitzpatrick give written notice of intent not to renew the agreement not less than six months prior to the renewal date. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Fitzpatrick is eligible to earn an annual incentive bonus, with a target bonus equal in value to 75% of his then-current base salary (increased to 80% in February 2023), with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.

Mr. Fitzpatrick is eligible to participate in employee benefit plans made available to other senior executives.
In his employment agreement, Mr. Fitzpatrick has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.
Mr. Fitzpatrick’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.
Suzanne E. McBride. We entered into an employment agreement with Ms. McBride in 2019, pursuant to which she serves as our chief operating officer. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to her employment agreement, Ms. McBride is eligible to earn an annual incentive bonus, with a target bonus equal in value to 60% of her then-current base salary (increased to 75% in February 2022 and 80% in February 2023), with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year. In addition, pursuant to her employment agreement, Ms. McBride was paid annual cash bonuses of $50,000 from 2019 to 2021.
Ms. McBride is eligible to participate in employee benefit plans made available to other senior executives.
In her employment agreement, Ms. McBride has agreed not to compete with us or solicit our employees for alternative employment during her employment with us and for a period of one year after termination of her employment for any reason.
Ms. McBride’s employment agreement provides for payments upon specified terminations of her employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that she would receive, see the heading “—Potential Payments upon Termination or Change in Control” below.
Bryan J. Hartin. We entered into an employment agreement with Mr. Hartin in 2012, pursuant to which he serves as our executive vice president, sales and marketing. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Hartin is eligible to earn an annual incentive bonus, with a target bonus equal in value to 60% of his then-current base salary (increased to 65% in February 2023), with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.
Mr. Hartin is eligible to participate in employee benefit plans made available to other senior executives.
In his employment agreement, Mr. Hartin has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment.
Mr. Hartin’s employment agreement provides for payments upon specified terminations of his employment, including in connection with a change in control. For a description of these termination provisions, see “—Potential Payments upon Termination or Change in Control.”
Scott T. Scheimreif. We entered into an employment agreement with Mr. Scheimreif in 2012, pursuant to which he serves as our executive vice president, government programs. The employment agreement provided for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to his employment agreement, Mr. Scheimreif is eligible to earn an annual incentive bonus, with a target bonus equal in value to 60% of his then-current base salary (increased to 65% in February 2023), with the actual amount of the bonus determined by our Compensation Committee and based upon performance goals set by such committee for the year.
Mr. Scheimreif is eligible to participate in employee benefit plans made available to other senior executives.
In his employment agreement, Mr. Scheimreif has agreed not to compete with us or solicit our employees for alternative employment during his employment with us and for a period of one year after termination of his employment for any reason.
Mr. Scheimreif’s employment agreement provides for payments upon specified terminations of his employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that he would receive, see the heading “-Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control
The section below describes the payments that may be made to the named executive officers in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them. In addition to the terms described below, beginning with RSU awards granted in 2023, including those granted to our named executive officers, the vesting of unvested RSUs accelerates upon the participant’s death or “disability” (as defined in the 2015 Plan).
Matthew J. Desch. Mr. Desch’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.
Termination by reason of death or disability. If Mr. Desch’s employment is terminated due to his death or disability (as defined in his employment agreement), he will receive a bonus based on the amount he would have been entitled to receive if he had remained employed by us throughout the applicable fiscal year and until the applicable payment date, but pro-rated for the number of days he was employed during such year.
Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Desch’s employment without cause, or Mr. Desch terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) 18 months of his then-current base salary and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us. He also will receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), then the cash severance amounts described above shall be paid to him in a single lump sum and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.
These severance payments and benefits are subject to Mr. Desch executing a release of claims in our favor.
Thomas J. Fitzpatrick. Mr. Fitzpatrick’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.
Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Fitzpatrick’s employment without cause, or Mr. Fitzpatrick terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary and (ii) one times his then-current target bonus, such sum payable in equal installments over a period of 12 months. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), then the cash severance amounts described above shall be paid to him in a single lump sum, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.
These severance payments and benefits are subject to Mr. Fitzpatrick executing a release of claims in our favor.
Suzanne E. McBride. Ms. McBride’s employment agreement, described above, provides that she may be terminated by us at any time and for any reason. However, the employment agreement provides for payments to her in the event of the termination of her employment in specified termination situations.
Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Ms. McBride’s employment without cause, or Ms. McBride terminates her employment for good reason (as these terms are defined in her employment agreement), she will be entitled to receive a sum equal to (i) one times her then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to her then-current target bonus, pro-rated for the portion of the year that she was employed by us and paid in equal installments on our normal payroll schedule over the 12-month period following termination. She will also receive payment of her COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of her COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date she or her dependents become eligible for health insurance coverage through new employment. In the event that such termination occurs within the period commencing one month before the effective date of a change in control and ending on the date that is 12 months after the effective date of a change in control (as defined in our 2015 equity incentive plan), then the cash severance amounts described above shall be paid to her in a single lump sum and in addition to such cash severance payment, the bonus amount described above shall not be pro-rated and 100% of her then-outstanding time-based vesting equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements and her then-outstanding performance-based vesting equity awards will continue to be governed in all respects by the terms of the applicable equity award agreements.
These severance payments and benefits are subject to Ms. McBride executing a release of claims in our favor.
Bryan J. Hartin. Mr. Hartin’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.
Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Hartin’s employment without cause, or Mr. Hartin terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), the bonus amount described above shall not be pro-rated, and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.
These severance payments and benefits are subject to Mr. Hartin executing a release of claims in our favor.
Scott T. Scheimreif. Mr. Scheimreif’s employment agreement, described above, provides that he may be terminated by us for any reason upon written notice. However, the employment agreement provides for payments to him in the event of the termination of his employment in specified termination situations.
Termination without cause, for good reason or in connection with a change in control. In the event that we terminate Mr. Scheimreif’s employment without cause, or Mr. Scheimreif terminates his employment for good reason (as these terms are defined in his employment agreement), he will be entitled to receive a sum equal to (i) one times his then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance. He will also receive payment of his COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of his COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date he or his dependents become eligible for substantially equivalent health insurance coverage through new employment or self-employment. In the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2012 equity incentive plan), the bonus amount described above shall not be pro-rated, and in addition to such cash severance payment, 100% of his then-outstanding equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.
These severance payments and benefits are subject to Mr. Scheimreif executing a release of claims in our favor.

Estimated Current Value of Post-Employment Benefits
The following table shows estimated payments that would be made to each named executive officer in the event of a termination of employment under various termination situations, assuming the applicable termination event, and where applicable the change in control, occurred on December 31, 2022. With respect to equity awards, the calculations are based on the closing price of our common stock of $51.40 per share on December 31, 2022.

Name	Death ($)		Termination for Good Reason or Without Cause – No Change in Control ($)		Termination for Good Reason or Without Cause – Change in Control ($)
Matthew J. Desch	1,175,213	(1)	2,619,681	(2)	13,907,615	(3)
Thomas J. Fitzpatrick	—		1,097,066	(4)	6,969,002	(5)
Suzanne E. McBride	—		806,729	(6)	6,668,231	(5)
Bryan J. Hartin	—		705,137	(7)	3,794,637	(8)
Scott T. Scheimreif	—		685,604	(7)	3,775,104	(8)
____________________________________
(1)Represents a pro rata bonus based on achievement.
(2)Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(3)Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based vesting equity awards at target level).
(4)Consists of (a) 12 months of base salary; (b) annual bonus at target level; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(5)Consists of (a) 12 months of base salary; (b) annual bonus at target level; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based vesting equity awards at target level).
(6)Consists of (a) 12 months of base salary; (b) a pro rata bonus at target level; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(7)Consists of (a) 12 months of base salary; (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
(8)Consists of (a) 12 months of base salary; (b) a bonus based on actual achievement as though the executive were employed for the full year in which the termination occurred; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based vesting equity awards at target level).
CEO Pay Ratio
Under the Dodd-Frank Act and related SEC rules, we are required to provide to our stockholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of our median employee, referred to as “pay-ratio” disclosure.
For fiscal 2022, the median of the annual total compensation of all employees of our company (other than the CEO) was $142,553 and the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,982,984. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 49 to 1.
We may identify our median employee for purposes of providing the pay ratio disclosure once every three years and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We have determined that there were no changes in our employee population or employee compensation arrangements in fiscal 2022 that would result in a significant change to our pay ratio disclosure and ultimately require us to identify a new median employee for fiscal 2022. As a result, the employee representing the median employee for our fiscal 2022 pay ratio calculation is the same employee selected for our fiscal 2021 pay ratio calculation, which was also the same employee selected for our fiscal 2020 pay ratio calculation.
As reported in our 2021 Proxy Statement, to determine our total population of employees as of December 31, 2020, we included all full-time, part-time, seasonal and temporary employees, including employees of consolidated subsidiaries. At that time, approximately 482 of our 520 employees were located in the United States, while approximately 30 employees were located in Russia, six were located in the United Kingdom, and two were located in Australia. We did not include any contractors or other non-employee workers in our employee population. To identify our median employee from our employee population as of December 31, 2020, we calculated the aggregate amount of each employee’s 2020 base salary (using the hours worked during 2020 for hourly employees (including overtime pay) and actual salary earned for our remaining employees), the cash amount of annual bonuses and retention bonuses for 2020 performance, the grant date fair value of equity awards granted in 2020, our contributions to life, accident and long-term disability benefits for employees and the matching contributions we provide to employees under our 401(k) plan. In making this determination, we annualized the base salary and base wages (but excluded overtime pay) of employees who were employed by us for less than the entire fiscal year. Using this approach, we selected the employee at the median of our employee population, who was based in the United States.
We calculated annual total compensation for this median employee to determine our pay ratio calculation for fiscal 2022 using the same methodology we use for our named executive officers in our Summary Compensation Table.
The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. The SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how our company or the Compensation Committee view the link between our company’s performance and named executive officer (“NEO”) pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with company performance, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return		Net Income (Loss) ($) (in thousands)	OEBITDA ($)(6) (in thousands)
					Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(5)
2022	6,982,984	11,449,349	2,689,351	4,437,963	208.60	95.61	8,722	423,999
2021	5,402,931	7,716,751	2,156,616	3,084,021	167.57	127.87	(9,319)	378,207
2020	4,007,440	5,036,000	1,800,989	2,165,749	159.62	122.04	(56,054)	355,553
________________________________

(1)    Our principal executive officer (“PEO”) was Mr. Desch for all years presented.
(2)     For Mr. Desch, the following amounts were added to (subtracted from) the respective amounts reported in the Summary Compensation Table for each covered year: (1) the grant date fair value of stock awards granted during the year: 2022 - $(5,514,317); 2021 - $(3,714,316); 2020 - $(2,671,402); (2) the fair value as of the end of the year of awards granted during the year that remained outstanding and unvested as of the end of the year: 2022 - $8,917,283; 2021 - $4,447,511; 2020 - $2,065,179; (3) the change as of the end of the year (from the end of the prior year) in fair value of awards granted in a prior year that remained outstanding and unvested as of the end of the year: 2022 – $1,122,570; 2021 - $1,359,162; 2020 - $1,315,609; (4) the change as of the vesting date (from the end of the prior year) in fair value of awards granted in a prior year for which all applicable vesting conditions were satisfied during the year: 2022 - $(59,171); 2021 - $221,463; 2020 - $346,611; and (5) for awards granted in a prior year that failed to meet the applicable vesting conditions during the year, the fair value of such awards at the end of the prior year: 2022 - $0; 2021 - $0; 2020 - $(27,437).
(3)     Non-PEO NEOs consist of Messrs. Fitzpatrick, Hartin and Scheimreif and Ms. McBride. For 2021 only, non-PEO NEOs also include our former Chief Legal Officer, Thomas Hickey.
(4)     For our non-PEO NEOs, the following amounts were added to (or subtracted from) the average of the respective amounts reported in the Summary Compensation Table for each covered year: (1) the average grant date fair value of stock awards granted during the year: 2022 - $(2,043,700); 2021 - $(1,362,310); 2020 - $(1,205,942); (2) the average fair value as of the end of the year of awards granted during the year that remained outstanding and unvested as of the end of the year: 2022 - $3,312,023; 2021 - $1,637,702; 2020 - $916,723; (3) the average change as of the end of the year (from the end of the prior year) in fair value of awards granted in a prior year that remained outstanding and unvested as of the end of the year: 2022 – $489,681; 2021 - $577,304; 2020 - $544,258; (4) the average change as of the vesting date (from the end of the prior year) in fair value of awards granted in a prior year for which all applicable vesting conditions were satisfied during the year: 2022 - $(9,392); 2021 - $74,709; 2020 - $116,466; and (5) for awards granted in a prior year that failed to meet the applicable vesting conditions during the year, the average fair value of such awards at the end of the prior year: 2022 - $0; 2021 - $0; 2020 - $(6,745).
(5)     The peer group used in this disclosure is the Nasdaq Telecommunications Index, which is our peer group used for purpose of Item 201(e) of Regulation S-K. The peer group by our Compensation Committee for 2022 compensation decisions is described on page 52.
(6)    “Operational EBITDA” or “OEBITDA” is the financial performance measure from the tabular list of 2022 Most Important Measures shown below, which, in our company’s assessment, represents the most important financial performance measure used to link compensation actually paid to our NEOs for 2022 to our performance. OEBITDA represents earnings before interest, income taxes, depreciation and amortization, income (loss) on equity method investments, net, share-based compensation expenses, revenues associated with Iridium NEXT (for periods prior to the deployment of Iridium NEXT only) and, for periods presented through the first quarter of 2020 only, certain expenses associated with the construction of our Iridium NEXT satellite constellation, primarily in-orbit insurance. We consider the loss on early extinguishment of debt to be financing-related costs associated with interest expense or amortization of financing fees, which by definition are excluded from OEBITDA.
Required Tabular Disclosure of Most Important Measures
The most important performance measures used to link compensation actually paid to our NEOs for 2022 to our performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

2022 Most Important Measures
OEBITDA
Adjusted Service Revenue
GAAP Service Revenue
Stock Price
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our total stockholder return and that of the Nasdaq Telecommunications Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return
Indexed Total Shareholder Return
$250
$200
$150
$100
$50
$0
Compensation Actually Paid ($mm)
$14
$12
$10
$8
$6
$4
$2
$0
2019
2020
2021
2022
CEO CAP
Non-CEO NEO CAP
IRDM TSR
Index TSR

Relationship Between Compensation Actually Paid and Net Income (Loss)
$20
$0
-$20
-$40
-$60
Net Income (Loss)
$16
$12
$8
$4
$0
Compensation Actually Paid ($mm)
2020
2021
2022
CEO CAP
Non-CEO NEO CAP
Net Income (Loss)

Director Compensation
The table below provides summary information concerning compensation paid or accrued by us during 2022 to or on behalf of our non-employee directors for services rendered during 2022. Messrs. Desch and Fitzpatrick and Ms. McBride, who are executive officers in addition to being directors, did not receive any separate compensation for service in their capacity as a director, and accordingly they are not included in this table.
We have had a compensation policy for non-employee directors in effect since 2010 that has been reviewed annually by our Board and periodically amended. Under the policy in effect for 2022, each non-employee director was eligible to receive compensation as outlined below:

	Annual Retainer
Committee	Chair ($)	Member ($)
Board of Directors	50,000	225,000
Audit Committee	40,000	20,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000
Government Advisory Committee	N/A	15,000
In the fall of 2021, our Compensation Committee retained Radford to conduct a review of our non-employee director compensation program. In the fall of 2022, our Compensation Committee retained ClearBridge to conduct a review of our non-employee director compensation program. As part of their respective reviews, Radford and ClearBridge provided the Compensation Committee with the following services:
•reviewed the companies in our current peer group in relation to non-employee director compensation;
•reviewed our non-employee director compensation practices relative to the market;
•provided a detailed competitive assessment of our non-employee director compensation program, including cash compensation, equity compensation, additional committee compensation, board chair compensation and equity vesting features;

•provided an overview of corporate governance considerations for non-employee director compensation, including stock ownership guidelines; and
•provided recommendations for adjustments to our non-employee director compensation program for the following year.
Based on Radford’s recommendations in the fall of 2021, beginning in 2022 the annual retainer for our non-employee directors was increased to $225,000. The annual Board and committee chair retainers and committee member retainers were already at the levels set forth above.
At the beginning of each year, each non-employee director can elect to have up to $50,000 of the annual $225,000 retainer for serving on the Board paid in cash, RSUs or a combination of both. The remaining $175,000 of the annual Board retainer is entirely paid in RSUs. In addition, the Chairman of the Board and chairman and member of each committee may elect to have the retainers for their positions paid in RSUs, cash or a combination of both. The cash component of director compensation is paid on a quarterly basis, and all RSU awards are granted in January and vest in full on the first anniversary of the grant date. Vested RSUs will be settled six months after the termination of the director’s service or upon a specified change in control of our company, if it occurs earlier, unless the non-employee director has timely elected to receive the shares of our common stock subject to the RSU at the time the RSU vests.
Our stockholders previously approved an annual limit of $400,000 on the maximum grant date fair value of shares of our common stock subject to stock awards that may be granted to any non-employee director during a calendar year, taken together with any cash fees paid to the non-employee director for that calendar year. If our stockholders approve Proposal 4, the Amended 2015 Plan will increase the limit on non-employee director compensation from $400,000 to $700,000. Specifically, the Amended 2015 Plan will provide that the maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by the company to such non-employee director during such calendar year, may not exceed $700,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards used for financial reporting purposes). The Board believes it is necessary and in the best interests of our stockholders to increase such limit to ensure that we are able to continue to attract and retain highly qualified non-employee directors to the Board. Neither the limit on non-employee director compensation nor the increase to such limit is intended to serve as an increase in the annual amount of non-employee director compensation; rather, the limit and the increase to such limit were approved for the purpose of limiting the amount of compensation the Board can approve for non-employee directors each year.
2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)(3)
Thomas C. Canfield	—	250,000	250,000
L. Anthony Frazier	30,000	215,000	245,000
Jane L. Harman	55,000	175,000	230,000
Alvin B. Krongard	—	257,500	257,500
Robert H. Niehaus	50,000	232,500	282,500
Admiral Eric T. Olson (Ret.)	63,125	190,000	253,125
Steven B. Pfeiffer	32,500	87,500	120,000
Parker W. Rush	50,000	215,000	265,000
Henrik O. Schliemann	75,000	175,000	250,000
Kay N. Sears	43,125	131,250	174,375
Barry J. West	57,500	175,000	232,500
____________________________________
(1)Amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718 but excluding estimated forfeitures, of RSU awards issued pursuant to our non-employee director compensation policy on January 5, 2022. Mr. Pfeiffer did not stand for re-election at our 2022 annual meeting, and his term as a director ended on May 17, 2022, resulting in the forfeiture of one-half of the Compensation Committee chair retainer, or $7,500. Effective May 17, 2022, Admiral Olson was appointed as chair of the Compensation Committee, and was awarded three-quarters of the chair retainer, or $11,250, which he elected to receive in cash. Ms. Sears was elected as a director and appointed to the Compensation Committee on May 17, 2022, and she was awarded three-quarters of the board member retainer, or $168,750, of which she elected to receive $37,500 in cash, and three-quarters of the Compensation Committee member retainer, or $5,625, all of which she elected to receive in cash.
(2)The aggregate number of shares underlying unvested RSU awards outstanding at December 31, 2022 and held by each non-employee director was as follows: 6,714 shares for Mr. Krongard; 6,520 shares for Mr. Canfield; 4,955 shares for Admiral Olson; 6,063 shares for Mr. Niehaus; 5,607 shares for Messrs. Frazier and Rush; 4,564 shares for each of Ms. Harman and Messrs. Schliemann and West; and 3,441 shares for Ms. Sears. Additionally, the aggregate number of shares underlying unexercised stock option awards outstanding at December 31, 2022 and held by each non-employee director was as follows: 94,131 shares for Mr. Niehaus; 44,393 shares for Mr. West; and 3,750 shares for Admiral Olson.
(3)Includes fees for services as a chair or member as applicable, as set forth in the annual retainer table above.

TRANSACTIONS WITH RELATED PARTIES
RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

By Order of the Board of Directors

Kathy Morgan
Secretary

March 29, 2023
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to Iridium Communications Inc., Attention: Secretary, 1750 Tysons Boulevard, Suite 1400, McLean, VA 22102.

Exhibit A
IRIDIUM COMMUNICATIONS INC.
2015 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED BY THE COMPENSATION COMMITTEE: MARCH 7, 2023
APPROVED BY THE STOCKHOLDERS: MAY [__], 2023
1.GENERAL.
(a)Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Iridium Communications Inc. 2012 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional awards may be granted under the Prior Plan. Any unallocated shares remaining available for the grant of new awards under the Prior Plan as of 12:01 a.m. Eastern Standard Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time and will be added to the Share Reserve (as defined in Section 3(a)) and be then immediately available for issuance pursuant to Awards granted under this Plan. In addition, from and after 12:01 a.m. Eastern Standard Time on the Effective Date, all outstanding awards granted under the Prior Plan or the 2009 Iridium Communications Inc. Stock Incentive Plan (the “2009 Plan”) will remain subject to the terms of the Prior Plan or the 2009 Plan, as applicable; provided, however, that the following shares of Common Stock subject to any outstanding stock award granted under the Prior Plan or the 2009 Plan (collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as defined in Section 3(a)) as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to Awards granted under this Plan: (i) any shares subject to such stock award that are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award or any portion thereof is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. All Awards granted on or after 12:01 a.m. Eastern Standard Time on the Effective Date will be subject to the terms of the Plan in effect on the date of grant of each Award.
(b)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.
(d)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.ADMINISTRATION.
(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award
1.

(which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.
2.

Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)Delegation to Other Person or Body. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Stock Awards, provided that no person or body may be delegated authority to grant a Stock Award to such person or a member of such body; (ii) determine the number of shares of Common Stock subject to such Stock Awards; and (iii) determine the terms of such Stock Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Stock Award granted pursuant to this section will be granted on the applicable form of Stock Award Agreement most recently approved for use by the Committee or the Board, with any modifications necessary to incorporate or reflect the terms of such Stock Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 13(y)(iii).
3.

(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f)Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
(g)Minimum Vesting Requirements. No Award will vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Award; provided, however, that up to five percent (5%) of the Share Reserve (as defined in Section 3(a)) may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.
(h)Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
3.SHARES SUBJECT TO THE PLAN.
(a)Share Reserve.
(i)Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) thirty-three million five hundred ninety-seven thousand nine hundred ninety-one (33,597,991) shares (which number is the sum of (i) the number of shares (two million three hundred ninety-seven thousand nine hundred ninety-one (2,397,991)) subject to the Prior Plan’s Available Reserve, (ii) an additional nine million four hundred thousand (9,400,000) shares that were approved at the Company’s 2015 Annual Meeting of Stockholders, (iii) an additional eight million (8,000,000) shares that were approved at the Company’s 2017 Annual Meeting of Stockholders), (iv) an additional six million eight hundred thousand (6,800,000) shares that were approved at the Company’s 2019 Annual Meeting of Stockholders), and (v) an additional seven million (7,000,000) shares that were approved at the Company’s 2023 Annual Meeting of Stockholders), plus (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
(ii)Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) 1.8 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.
4.

(iii)Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one (1) share for each Prior Plans’ Returning Share or 2015 Plan Returning Share (as defined in Section 3(b)(i)) subject to an Appreciation Award; and (B) 1.8 shares for each Prior Plans’ Returning Share or 2015 Plan Returning Share subject to a Full Value Award.
(iv)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b)Reversion of Shares to the Share Reserve.
(i)Shares Available For Subsequent Issuance. The following shares of Common Stock (collectively, the “2015 Plan Returning Shares”) will become available again for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares.
(ii)Shares Not Available For Subsequent Issuance. The following shares of Common Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan; and (D) in the event that a SAR granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
(c)Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be fifty-nine million six hundred thousand (59,600,000) shares of Common Stock.
(d)Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.

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(i)A maximum of three million (3,000,000) shares of Common Stock subject to Options and SARs whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Option or SAR is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options or SARs whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Option or SAR is granted are granted to any Participant during any calendar year, compensation attributable to the exercise of any such additional Option or SAR will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Option or SAR is approved by the Company’s stockholders.
(ii)A maximum of three million (3,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)A maximum of five million dollars ($5,000,000) subject to Performance Cash Awards may be granted to any one Participant during any one calendar year.
For purposes of this Section 3(d): (1) if a Performance Stock Award is in the form of an Option or SAR, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); (2) if a Performance Stock Award may be paid in the form of cash, it will count only against the Performance Stock Award limit set forth in Section 3(d)(ii); and (3) if a Performance Cash Award may be paid in the form of Common Stock, it will count only against the Performance Cash Award limit set forth in Section 3(d)(iii).
(e)Non-Employee Director Compensation Limit. The maximum number of shares of Common Stock subject to Stock Awards granted during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year, will not exceed seven hundred thousand dollars ($700,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).
(f)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.ELIGIBILITY.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
(b)Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
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5.PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the
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Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(g) and to any
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Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(h)Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to
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exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. Subject to Section 2(g), if an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
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(ii)Vesting. Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v)Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
(c)Performance Awards.

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(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee), in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.
(iii)Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee or Board (as applicable), in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(iv)Section 162(m) Compliance. With respect to any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless otherwise permitted under Section 162(m) of the Code, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals or terms relate solely to the increase in the value of the Common Stock).

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(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.COVENANTS OF THE COMPANY.
(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.MISCELLANEOUS.
(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
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(c)Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate
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in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are
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listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
9.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any Participant pursuant to Section 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Transactions. In the event of a Transaction, the provisions of this Section 9(c) will apply to each outstanding Award unless otherwise provided in the instrument evidencing the Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.
(i)Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar stock awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar stock award for only a portion of an outstanding Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.
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(ii)Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to Performance Stock Awards, vesting shall be deemed satisfied at the greater of the target level or actual performance measured in accordance with the Performance Goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the closing or completion of the Transaction).
(iii)Awards Held by Participants other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.
(iv)Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award immediately prior to the effective time of the Transaction (including, if applicable, any unvested portion of such Award), over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
(d)Change in Control. Unless otherwise provided in the instrument evidencing the Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, no additional acceleration of vesting or exercisability upon or after a Change in Control will occur.
10.TERMINATION OR SUSPENSION OF THE PLAN.
(a)The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after March 7, 2033. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
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(b)No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
11.EFFECTIVE DATE OF THE PLAN.
This Plan will become effective on the Effective Date.
12.CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Adoption Date” means March 2, 2015, which is the date the Plan was adopted by the Compensation Committee of the Board.
(b)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c)“Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or the 2009 Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.
(d)“Award” means a Stock Award or a Performance Cash Award.
(e)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(f)“Board” means the Board of Directors of the Company.
(g)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)“Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s
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or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(i)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the
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members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(j)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l)“Common Stock” means the common stock of the Company.
(m)“Company” means Iridium Communications Inc., a Delaware corporation.
(n)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave
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of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(q)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(r)“Director” means a member of the Board.
(s)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(t)“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2015.
(u)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(v)“Entity” means a corporation, partnership, limited liability company or other entity.
(w)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an
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underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(y)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(z)“Full Value Award” means (i) a stock award granted under the Prior Plan or the 2009 Plan or (ii) a Stock Award, in each case that is not an Appreciation Award.
(aa)“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(bb)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(cc)“Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(dd)“OEBITDA margin” means OEBITDA expressed as a percentage of “adjusted revenue,” where adjusted revenue means the Company’s reported GAAP revenue excluding the impact of purchase accounting and Iridium NEXT revenue.
(ee)“OEBITDA” means earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, and the impact of purchase accounting.
(ff)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
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(gg)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(hh)“Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ii)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(jj)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(kk)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ll)“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(mm)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(nn)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(oo)“Performance Criteria” means the one or more criteria that the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before and after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets, including without limitation corporate or by product line or business unit; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) average debt interest rate; (29) implementation or
23.

completion of projects or processes; (30) user satisfaction; (31) user retention; (32) customer satisfaction; (33) customer retention; (34) churn; (35) average monthly revenue per unit for any one or more products or product lines; (36) stockholders’ equity; (37) capital expenditures; (38) debt levels; (39) compliance with debt covenants; (40) operating profit or net operating profit; (41) workforce diversity; (42) growth of net income or operating income; (43) billings; (44) bookings; (45) the number of users, including but not limited to unique users; (46) employee retention and/or satisfaction; (47) Operational EBITDA or OEBITDA margin; (48) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products; (49) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, Iridium GO!® devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium CertusSM Iridium Pilot® or other products using the Iridium OpenPort® service, waveform and chipsets; (50) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of Iridium NEXT satellites or Iridium PRIME; (51) achievement of financing goals; (52) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, Iridium GO! devices, data devices, netted products, short-burst data, machine-to-machine, broadband, Iridium Certus Iridium Pilot or other products using the Iridium OpenPort service, waveform and chipsets; (53) number of units sold or activated (of any type of subscriber); (54) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (55) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (56) performance of the then-current satellite constellation; (57) business metrics used to measure quality or performance; and (58) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, other measures of performance selected by the Board or the Committee.
(pp)“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows; provided, however, that to the extent that an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, any such adjustment may be made only if such adjustment is objectively determinable and specified in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals for the Award at the time the Performance Goals are established: (1) to include or exclude restructuring and/or other non-recurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to include or exclude the effects of purchase accounting adjustments; (7) to include or exclude Iridium NEXT revenue; (8) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company; (9) to include or exclude the effect of stock-based compensation and/or deferred compensation; (10) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (11) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (12) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business
24.

conditions; (13) to include or exclude the effects of divestitures, acquisitions or joint ventures; (14) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (15) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (16) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (17) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (18) to reflect any partial or complete corporate liquidation; (19) to reflect shippable backlog; (20) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology; and (21) to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to make other appropriate adjustments selected by the Board or the Committee.
(qq)“Performance Period” means the period of time selected by the Committee (or, to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Board or the Committee) over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).
(rr)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(ss)“Plan” means this Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.
(tt)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(uu)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(vv)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ww)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(xx)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(yy)“Rule 405” means Rule 405 promulgated under the Securities Act.
(zz)“Securities Act” means the Securities Act of 1933, as amended.
(aaa)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
25.

(bbb)“Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(ccc)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.
(ddd)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(eee)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(fff)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
(ggg)“Transaction” means a Corporate Transaction or a Change in Control.
26.

iridium

IRIDIUM COMMUNICATIONS INC.
ATTN: KATHLEEN A. MORGAN
1750 TYSONS BLVD., SUITE 1400
MCLEAN, VA 22102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IRDM2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

V05121-P86745

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRIDIUM COMMUNICATIONS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert H. Niehaus
02) Thomas C. Canfield
03) Matthew J. Desch
04) Thomas J. Fitzpatrick
05) L. Anthony Frazier
06) Jane L. Harman
07) Alvin B. Krongard
08) Suzanne E. McBride
09) Admiral Eric T. Olson (Ret.)
10) Parker W. Rush
11) Kay N. Sears
12) Jacqueline E. Yeaney

The Board of Directors recommends you vote FOR the following proposals listed as Items 2, 4 and 5 and for 1 YEAR for Item 3:

	1 Year	2 Years	3 Years	Abstain
3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees listed above, FOR Items 2, 4 and 5, and for 1 YEAR for Item 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V05122-P86745

IRIDIUM COMMUNICATIONS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 4, 2023

The undersigned hereby appoints Kathleen A. Morgan and Patrick J.A. McClain, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the shares of Common Stock of Iridium Communications Inc. which the undersigned would be entitled to vote if in attendance at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on May 4, 2023 via the Internet at www.virtualshareholdermeeting.com/IRDM2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4 AND 5, AND FOR 1 YEAR FOR PROPOSAL 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE